EXHIBIT 10.1
------------



                   LHO FINANCING PARTNERSHIP I, L.P.
                              (Borrower)


                                  to


                 GENERAL ELECTRIC CAPITAL CORPORATION
                               (Lender)



                            LOAN AGREEMENT



                      Dated:  As of July 29, 1999



             Property Location: 7800 Normandale Boulevard
                             Bloomington,
                      Hennepin County, Minnesota



                         DOCUMENT PREPARED BY:
                     Cadwalader, Wickersham & Taft
                            100 Maiden Lane
                       New York, New York 10038
                     Attention:  Reese Mason, Esq.

                           TABLE OF CONTENTS



                                                               PAGE
                                                               ----
                               ARTICLE I

                          CERTAIN DEFINITIONS


Section 1.1     Certain Definitions . . . . . . . . . . . . . .   1


                              ARTICLE II

                              LOAN TERMS


Section 2.1     The Loan. . . . . . . . . . . . . . . . . . . .  12
Section 2.2     Interest Rate . . . . . . . . . . . . . . . . .  13
Section 2.3     Terms of Payment. . . . . . . . . . . . . . . .  13
Section 2.4     Prepayment; Defeasance. . . . . . . . . . . . .  15
Section 2.5     Release of Property . . . . . . . . . . . . . .  17


                              ARTICLE III

                SECURITY; RESERVES AND CASH MANAGEMENT

Section 3.1     Security; Establishment of Funds. . . . . . . .  18
Section 3.2     Pledge and Grant of Security Interest . . . . .  19
Section 3.3     Disbursement of Funds . . . . . . . . . . . . .  19
Section 3.4     Intentionally Deleted.. . . . . . . . . . . . .  20
Section 3.5     Cash Management Account.. . . . . . . . . . . .  20
Section 3.6     Payments Received Under the Cash
                Management Agreement. . . . . . . . . . . . . .  21


                              ARTICLE IV

                         CONDITIONS PRECEDENT

Section 4.1     Closing Conditions. . . . . . . . . . . . . . .  22


                               ARTICLE V

                 INSURANCE, CONDEMNATION, AND IMPOUNDS

Section 5.1     Insurance; Casualty and Condemnation. . . . . .  25
Section 5.2     Condemnation. . . . . . . . . . . . . . . . . .  29
Section 5.3     Restoration . . . . . . . . . . . . . . . . . .  29
Section 5.4     Impounds. . . . . . . . . . . . . . . . . . . .  33
Section 5.5     Letters of Credit.. . . . . . . . . . . . . . .  35


                              ARTICLE VI

                         ENVIRONMENTAL MATTERS

Section 6.1     Certain Definitions . . . . . . . . . . . . . .  35
Section 6.2     Representations and Warranties on
                Environmental Matters . . . . . . . . . . . . .  36
Section 6.3     Covenants on Environmental Matters. . . . . . .  36
Section 6.4     Allocation of Risks and Indemnity . . . . . . .  37
Section 6.5     No Waiver . . . . . . . . . . . . . . . . . . .  37

                                                               PAGE
                                                               ----
                              ARTICLE VII

                            LEASING MATTERS

Section 7.1     Representations and Warranties on Leases. . . .  38
Section 7.2     Approval Rights . . . . . . . . . . . . . . . .  38
Section 7.3     Covenants . . . . . . . . . . . . . . . . . . .  38
Section 7.4     Tenant Estoppels. . . . . . . . . . . . . . . .  38


                             ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES

Section 8.1     Organization, Power and Authority . . . . . . .  39
Section 8.2     Validity of Loan Documents. . . . . . . . . . .  39
Section 8.3     No Conflicts. . . . . . . . . . . . . . . . . .  39
Section 8.4     Liabilities; Litigation.. . . . . . . . . . . .  39
Section 8.5     Taxes and Assessments . . . . . . . . . . . . .  40
Section 8.6     Other Agreements; Defaults. . . . . . . . . . .  40
Section 8.7     Title . . . . . . . . . . . . . . . . . . . . .  40
Section 8.8     Compliance with Law.. . . . . . . . . . . . . .  41
Section 8.9     Location of Borrower. . . . . . . . . . . . . .  41
Section 8.10    ERISA.. . . . . . . . . . . . . . . . . . . . .  41
Section 8.11    Forfeiture. . . . . . . . . . . . . . . . . . .  41
Section 8.12    Tax Filings . . . . . . . . . . . . . . . . . .  42
Section 8.13    Solvency. . . . . . . . . . . . . . . . . . . .  42
Section 8.14    Full and Accurate Disclosure. . . . . . . . . .  42
Section 8.15    Flood Zone. . . . . . . . . . . . . . . . . . .  42
Section 8.16    Federal Reserve Regulations . . . . . . . . . .  43
Section 8.17    Not a Foreign Person. . . . . . . . . . . . . .  43
Section 8.18    Separate Lots . . . . . . . . . . . . . . . . .  43
Section 8.19    No Prior Assignment . . . . . . . . . . . . . .  43
Section 8.20    Insurance . . . . . . . . . . . . . . . . . . .  43
Section 8.21    Use of the Property . . . . . . . . . . . . . .  43
Section 8.22    Certificate of Occupancy; Licenses. . . . . . .  43
Section 8.23    Physical Condition. . . . . . . . . . . . . . .  43
Section 8.24    Boundaries. . . . . . . . . . . . . . . . . . .  44
Section 8.25    Intentionally Deleted.. . . . . . . . . . . . .  44
Section 8.26    Intentionally Deleted.. . . . . . . . . . . . .  44
Section 8.27    Filing and Recording Taxes. . . . . . . . . . .  44
Section 8.28    Single Purpose Entity/Separateness. . . . . . .  44
Section 8.29    Management Agreement. . . . . . . . . . . . . .  48
Section 8.30    Operating Leases. . . . . . . . . . . . . . . .  48
Section 8.31    Investment Company Act. . . . . . . . . . . . .  49
Section 8.32    Leases. . . . . . . . . . . . . . . . . . . . .  49
Section 8.33    SPE Compliance. . . . . . . . . . . . . . . . .  49
Section 8.34    Ground Lease Representations and Warranties . .  49
Section 8.35    Intentionally Deleted.. . . . . . . . . . . . .  50
Section 8.36    Parking Agreements. . . . . . . . . . . . . . .  50


                              ARTICLE IX

                          FINANCIAL REPORTING

Section 9.1     Financial Statements. . . . . . . . . . . . . .  51
Section 9.2     Accounting Principles . . . . . . . . . . . . .  52
Section 9.3     Other Information; Access . . . . . . . . . . .  52
Section 9.4     Format of Delivery. . . . . . . . . . . . . . .  52

                                                               PAGE
                                                               ----
                               ARTICLE X

                               COVENANTS

Section 10.1    Due on Sale and Encumbrance; Transfers
                of Interests. . . . . . . . . . . . . . . . . .  53
Section 10.2    Taxes; Utility Charges. . . . . . . . . . . . .  53
Section 10.3    Operating Lease . . . . . . . . . . . . . . . .  53
Section 10.4    Operation; Maintenance; Inspection. . . . . . .  53
Section 10.5    Taxes on Security . . . . . . . . . . . . . . .  54
Section 10.6    Legal Existence; Name, Etc. . . . . . . . . . .  54
Section 10.7    Further Assurances. . . . . . . . . . . . . . .  54
Section 10.8    Estoppel Certificates.. . . . . . . . . . . . .  54
Section 10.9    Notice of Certain Events. . . . . . . . . . . .  55
Section 10.10   Indemnification . . . . . . . . . . . . . . . .  55
Section 10.11   Payment for Labor and Materials . . . . . . . .  57
Section 10.12   Alterations . . . . . . . . . . . . . . . . . .  56
Section 10.13   Handicapped Access. . . . . . . . . . . . . . .  56
Section 10.14   Certain Hotel/Operating Lease Covenants . . . .  57
Section 10.15   The Ground Lease. . . . . . . . . . . . . . . .  57
Section 10.16   O & M Agreement . . . . . . . . . . . . . . . .  57


                              ARTICLE XI

                           EVENTS OF DEFAULT

Section 11.1    Payments. . . . . . . . . . . . . . . . . . . .  58
Section 11.2    Insurance . . . . . . . . . . . . . . . . . . .  58
Section 11.3    Single Purpose Entity . . . . . . . . . . . . .  58
Section 11.4    Insolvency Opinion. . . . . . . . . . . . . . .  58
Section 11.5    Taxes . . . . . . . . . . . . . . . . . . . . .  58
Section 11.6    Sale, Encumbrance, Etc. . . . . . . . . . . . .  58
Section 11.7    Representations and Warranties. . . . . . . . .  58
Section 11.8    Additional Loan . . . . . . . . . . . . . . . .  58
Section 11.9    Involuntary Bankruptcy or Other Proceeding. . .  58
Section 11.10   Voluntary Petitions, Etc. . . . . . . . . . . .  58
Section 11.11   Covenants . . . . . . . . . . . . . . . . . . .  59
Section 11.12   Operating Lease.. . . . . . . . . . . . . . . .  59
Section 11.13   Management Agreement. . . . . . . . . . . . . .  59
Section 11.14   Ground Lease Rent . . . . . . . . . . . . . . .  59
Section 11.15   Ground Lease Default. . . . . . . . . . . . . .  59


                              ARTICLE XII

                               REMEDIES

Section 12.1    Remedies -  Insolvency Events . . . . . . . . .  60
Section 12.2    Remedies - Other Events.. . . . . . . . . . . .  60
Section 12.3    Lender's Right to Perform the Obligations . . .  61
Section 12.4    Cross-Default; Cross-Collateralization;
                Waiver of Marshalling of Assets.. . . . . . . .  61


                             ARTICLE XIII

                       LIMITATIONS ON LIABILITY

Section 13.1    Limitation on Liability . . . . . . . . . . . .  62
Section 13.2    Limitation on Liability of Lender's Officers
                Employees, Etc. . . . . . . . . . . . . . . . .  63

                                                               PAGE
                                                               ----
                              ARTICLE XIV

                            SECURITIZATION

Section 14.1    Securitization. . . . . . . . . . . . . . . . .  63
Section 14.2    Securitization Indemnification. . . . . . . . .  64
Section 14.3    Servicer. . . . . . . . . . . . . . . . . . . .  66
Section 14.4    Uncrossing the Loan and the Additional Loan . .  66


                              ARTICLE XV

                             MISCELLANEOUS

Section 15.1    Notices . . . . . . . . . . . . . . . . . . . .  66
Section 15.2    Amendments and Waivers. . . . . . . . . . . . .  67
Section 15.3    Limitation on Interest. . . . . . . . . . . . .  67
Section 15.4    Invalid Provisions. . . . . . . . . . . . . . .  68
Section 15.5    Reimbursement of Expenses . . . . . . . . . . .  68
Section 15.6    Approvals; Third Parties; Conditions. . . . . .  68
Section 15.7    Lender Not in Control; No Partnership . . . . .  69
Section 15.8    Time of the Essence . . . . . . . . . . . . . .  69
Section 15.9    Successors and Assigns. . . . . . . . . . . . .  69
Section 15.10   Renewal, Extension or Rearrangement . . . . . .  69
Section 15.11   Waivers . . . . . . . . . . . . . . . . . . . .  69
Section 15.12   Cumulative Rights; Joint and Several Liability.  69
Section 15.13   Singular and Plural . . . . . . . . . . . . . .  70
Section 15.14   Phrases . . . . . . . . . . . . . . . . . . . .  70
Section 15.15   Exhibits and Schedules. . . . . . . . . . . . .  70
Section 15.16   Titles of Articles, Sections and Subsections. .  70
Section 15.17   Promotional Material. . . . . . . . . . . . . .  70
Section 15.18   Survival. . . . . . . . . . . . . . . . . . . .  70
Section 15.19   Waiver of Jury Trial. . . . . . . . . . . . . .  70
Section 15.20   Waiver of Punitive or Consequential Damages . .  70
Section 15.21   Governing Law.. . . . . . . . . . . . . . . . .  71
Section 15.22   Entire Agreement. . . . . . . . . . . . . . . .  71
Section 15.23   Counterparts. . . . . . . . . . . . . . . . . .  71
Section 15.24   Brokers and Financial Advisors. . . . . . . . .  72
Section 15.25   Conflicts . . . . . . . . . . . . . . . . . . .  72

                    LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A       LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B       FORM OF FINANCIAL STATEMENTS

SCHEDULE I      REQUIRED REPAIRS

SCHEDULE II     OPERATING LEASE

SCHEDULE III    RELEASE AMOUNTS

SCHEDULE IV     LEASE PURCHASE OPTION

SCHEDULE V      INSURANCE CLAIMS

                            LOAN AGREEMENT
                            --------------

           This Loan Agreement (this "Agreement") is entered into as of July 29, 1999, between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), and LHO FINANCING PARTNERSHIP I, L.P., a Delaware limited partnership ("Borrower").


                               ARTICLE I

                          CERTAIN DEFINITIONS

          Section 1.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

           "Access Laws" has the meaning assigned in Section 10.13.

           "Accrued Interest" has the meaning assigned in Section 2.3(b).

           "Additional Insolvency Opinion" has the meaning assigned in
Section 8.33.

           "Additional Loan" means the loan (other than the Loan) made to Borrower by Lender on the date hereof, which Additional Loan is secured by a deed of trust encumbering the Meridien Property.

           "Additional Loan Documents" shall mean all documents evidencing, securing, governing or otherwise pertaining to the Additional Loan, and all amendments, modifications, renewals, substitutions or replacements of any of the foregoing.

            "Additional Payment Stream" has the meaning assigned in
Section 2.4(c).

           "Additional Property" means the property (other than the Property) which is mortgaged by Borrower as of the date hereof to secure the Additional Loan.

           "Adjusted Rate" has the meaning assigned in Section 2.2.

           "Adjusted Release Amount" shall mean the product of (a) the quotient obtained by dividing the original Release Amount for the Property by the sum of the original Release Amount for the Property and the Additional Property, (b) the outstanding principal balance of the Loan (i.e., the Note and the Defeased Note, if applicable) and the Additional Loan, and (c) one hundred twenty-five percent (125%); provided, however, that, the "Adjusted Release Amount" shall mean the outstanding principal balance of the Loan (taking into account the "Additional Payment Stream" (as defined in the Additional Loan Documents)) in the event that the Additional Loan previously has been completely defeased in accordance with the Additional Loan Documents.

           "Affiliate" means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower, or (g) any Borrower Party.

           "Agreement" means this Loan Agreement, as amended from time to time.

           "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Property prepared by Borrower, the Operating Lessee or Manager for the applicable calendar year or other period.

           "Anticipated Payment Date" means August 1, 2009.

           "Approved Annual Budget" has the meaning assigned in Section
2.3(h).

           "Assignment of Leases and Rents" means the Assignment of Leases and Rents, executed by Borrower for the benefit of Lender, and pertaining to leases of space in the Property and any amendments, modifications, renewals, substitutions or replacement thereof.

           "Award" has the meaning assigned in Section 5.2.

           "Bankruptcy Party" has the meaning assigned in Section 11.9.

           "Basic Carrying Costs" shall mean the sum of Ground Rent, Taxes and Insurance Premiums for the Property for the relevant calendar year or payment period.

           "Borrower Party" means any Joinder Party, any guarantor, any general partner of Borrower, if Borrower is a partnership or limited partnership, any general partner in any partnership or limited partnership that is a general partner of Borrower, any managing member of Borrower if Borrower is a limited liability company, and any managing member in any limited liability company that is a managing member of Borrower, at any level.

           "Business Day" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

           "Capital Expenditures" means, for any period, the amount expended for items capitalized under generally accepted accounting principles (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

           "Cash Expenses" means, for any period, the operating expenses for the operation of the Property as set forth in an Approved Annual Budget, to the extent that such expenses are actually incurred by Borrower, minus any payments into the Tax and Insurance Escrow Fund.

           "Cash Management Account" has the meaning set forth in Section
3.5(a).

           "Cash Management Agreement" has the meaning set forth in
Section 2.3(i).

           "Casualty Consultant" has the meaning set forth in Section
5.3(b)(iii).

           "Casualty Retainage" has the meaning set forth in Section
5.3(b)(iv).

           "Closing Date" means the date the Loan is funded by Lender.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

           "Condemnation" has the meaning assigned in Section 5.2.

           "Condemnation Proceeds" has the meaning assigned in Section
5.3(b).

            "Contract Rate" has the meaning assigned in Section 2.2.

           "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document and the Additional Loan under the Additional Loan Documents.

           "Debt Service" means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Indebtedness approved by Lender for the period of time for which calculated.

           "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

           (a) the numerator is (i) for so long as the Operating Lease is in effect, the Lease Term NOI and (ii) at all other times during the term of the Loan, the Net Operating Income for the Property and/or the Additional Property, as applicable,; and

           (b) the denominator is the aggregate amount of principal and interest due and payable on the Note (or in the event that a Defeasance Event has occurred, the Undefeased Note) and/or the note executed in connection with the Additional Loan secured by a mortgage and/or a deed of trust encumbering the Additional Property referred to in the numerator, as applicable, based on the actual loan constant.

           "Default Rate" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate or the Adjusted Rate, whichever is then in effect.

           "Defeasance Date" has the meaning ascribed in Section
2.4(b)(i).

           "Defeasance Deposit" shall mean an amount equal to the sum of the Adjusted Release Amount (when in connection with a release, whether pursuant to a partial defeasance or defeasance in full, provided that if in connection with a partial defeasance, then the Defeasance Deposit shall include any prior Defeasance Deposits deposited in connection with prior Defeasance Events) or, in a partial defeasance where no release is sought, the principal amount of the Defeased Note, as applicable, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the requirements of Sections 2.4 and 2.5 hereof.

           "Defeasance Event" has the meaning assigned in Section 2.4(b).

           "Defeased Note" has the meaning assigned in Section 2.4(b).

           "DSCR Event" means in the event that, at any time during the Loan, the Debt Service Coverage Ratio for the Property and the Additional Property, in the aggregate, for the immediately preceding twelve (12) months shall be less than 1.4 to 1.0.; provided, however, that during the continuance of a Restoration (and until the stabilization thereafter) a DSCR Event shall only occur in the event that the Debt Service Coverage Ratio for the Property and Additional Property, in the aggregate, for the immediately preceding twelve (12) months shall be less than 1.2 to 1.0.

           "DSCR Release Event" means in the event that, following the occurrence of a DSCR Event, the Debt Service Coverage Ratio for the Property and the Additional Property, in the aggregate, for the immediately preceding twelve (12) months shall be equal to or greater than 1.4 or 1.0 for two consecutive calendar quarters.

           "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either
(i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

           "Eligible Institution" shall mean a depository institution or trust company that satisfies the Rating Criteria.

           "Environmental Laws" has the meaning assigned in
Section 6.1(a).

           "ERISA" has the meaning assigned in Section 8.10(a).

           "Event of Default" has the meaning assigned in Article 11.

           "Extraordinary Expenses" means an extraordinary operating expense or capital expense not set forth in an Approved Annual Budget.

           "FFE Note" means that certain Promissory Note dated as of April 29, 1998 by Radisson Bloomington Corporation in favor of LaSalle Hotel Operating Partnership, L.P., assigned to Borrower pursuant to that certain Assignment of Note dated as of the date hereof.

           "FFE Note Security Agreement" means that certain Security Agreement (Pledge of Notes) given by Borrower to Lender dated as of the date hereof.

           "Funds" means the Required Repair Fund and the Replacement
Escrow Fund.

           "Ground Lease" means that certain Lease dated March 14, 1980, between Ground Lessor, as landlord, and Radisson South Company (predecessor-in-interest to Borrower), as tenant, as amended by that certain First Amendment to Lease dated as of November 24, 1995 by and between Ground Lessor and Minnesota California Partners (predecessor-in-interest to Borrower).

           "Ground Lessor" shall mean Carlson Real Estate Company, a Minnesota limited partnership, its successors and assigns.

           "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) having jurisdiction over the Property, the Borrower and/or the Loan, as applicable, whether now or hereafter in existence.

           "Hazardous Materials" has the meaning assigned in
Section 6.1(b).

           "Hazardous Materials Indemnity Agreement" shall mean that certain hazardous materials indemnity agreement dated the date hereof by the Borrower and Indemnitor in favor of Lender.

           "Improvements" shall have the meaning assigned to such term in the Mortgage.

           "Indebtedness" means, for any Person, without duplication:
(a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

           "Indemnitor" shall mean the Operating Partnership.

           "Independent Director" means a Person who shall not have been at the time of such individual's appointment or at any time while serving as a director of the corporate general partner of Borrower, and may not have been at any time during the preceding five years or thereafter (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of Borrower. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

           "Insolvency Opinion" has the meaning assigned in Section 8.33.

           "Installment Amount" has the meaning assigned in Section
5.4(b).

           "Insurance Premiums" has the meaning assigned in Section
5.1(b).

           "Insurance Proceeds" has the meaning assigned in Section
5.3(b).

           "Joinder Party" means the Persons executing the Joinder hereto.

           "Lease" shall mean all leases, subleases, occupancy agreements, licenses, concessions, rental contracts and other agreements (written or oral) now or hereafter existing relating to the use or occupancy of the project located on the Property, including the Operating Lease, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof, whether before or after the filing by or against Borrower of any petition of relief under 11 U.S.C.
Section  101 et seq., and all related security and other deposits.

           "Lease Term NOI" means the amount obtained by subtracting Lease Term Operating Expenses from Lease Term Operating Revenues.

           "Lease Term Operating Expenses" means all Operating Expenses incurred by Borrower for so long as the Operating Lease is in effect, which Lease Term Operating Expenses shall not include any operating expenses paid by Operating Lessee pursuant to its obligations under the Operating Lease.

           "Lease Term Operating Revenues" means all operating Revenue of Borrower for so long as the Operating Lease is in effect, which shall be comprised of Operating Lease Rent and other Operating Revenues, if any, derived by Borrower.

           "Legal Requirements" shall mean federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may
(i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) any way limit the use and enjoyment thereof.

           "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution with an office in New York, New York.

           "Liabilities" has the meaning assigned in Section 14.2(b).

           "Lien" means any interest, or claim thereof, in the Property securing an obligation owed to, or a claim by, any Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a Lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, Leases and other title exceptions and encumbrances affecting the Property.

           "Loan" means the loan made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

           "Loan Documents" means: (a) this Agreement, (b) the Note,
(c) the Mortgage, (d) the Second Mortgage, (e) the Assignment of Leases and Rents, (f) the Hazardous Materials Indemnity Agreement, (g) Uniform Commercial Code financing statements, (h) such assignments of management agreements, contracts and other rights as may be requested by Lender, (i) the Cash Management Agreement, (j) the FFE Note Security Agreement, (k) the O&M Agreement, (l) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (m) all amendments, modifications, renewals, substitutions or replacements of any of the foregoing.

           "Lockout Yield Maintenance Premium" shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, as applicable, or (b) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred (whether or not permitted under this Agreement) in an amount equal to the outstanding principal amount of the Loan to be satisfied or prepaid, as applicable; plus if the prepayment of which the Lockout Yield Maintenance Premium is a part is not paid on a Payment Date, the interest that would have accrued on the Loan through the next Payment Date.

           "LTV" means the outstanding principal balance of the Note to the appraised or underwritten (based upon the underwriting procedures and guidelines utilized as of the Closing Date) value of the Property, determined by Lender in its reasonable discretion.

           "Management Agreement" means the management agreement entered into by and between Borrower or Operating Lessee, as applicable, and the Manager pursuant to which the Manager is to provide management and other services with respect to the Property.

           "Manager" means Radisson Hotel Corporation, or any replacement manager approved in accordance with the terms and provisions of the Loan Documents.

           "Maturity Date" means the earliest of (a) August 1, 2024;
(b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents; or (c) if the Loan is not subject to a Securitization on the Anticipated Payment Date, the Anticipated Payment Date.

           "Meridien Property" shall mean the premises known as "Le Meridien Dallas", located at 650 Pearl Street, Dallas, Texas.

           "Monthly Debt Service Payment Amount" has the meaning assigned in Section 2.3(a).

           "Mortgage" the Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower in favor of Lender, covering the Property and any amendments, modifications, renewals, substitutions or replacement thereof.

           "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Operating Revenues.

           "Net Proceeds" has the meaning assigned in Section 5.3(b).

           "Net Proceeds Deficiency" has the meaning assigned in Section 5.3(b)(vi).

           "Note" means the Promissory Note of even date, in the stated principal amount of $30,300,000.00, executed by Borrower, and payable to the order of Lender in evidence of the Loan as the same may hereafter be modified, amended, restated, renewed or replaced and including any Defeased Note and Undefeased Note that may exist from time to time.

           "O&M Agreement" means that certain Operation and Maintenance Agreement dated the date hereof between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemental or otherwise modified from time to time.

           "Offering Document" has the meaning assigned in Section
14.2(a).

           "Operating Expenses" means all reasonable and necessary expenses of Borrower (not paid by Operating Lessee pursuant to the obligations of Operating Lessee under the Operating Lease for so long as the Operating Lease remains in effect) for operating the Property and the Additional Property, if applicable, in the ordinary course of business which are paid in cash by or on behalf of Borrower and which are directly associated with and fairly allocable to the Property and the Additional Property, if applicable, for the applicable period, including real estate taxes and assessments, insurance premiums, maintenance costs, management fees and costs for the Property and the Additional Property, if applicable, accounting, legal, and other professional fees, fees relating to environmental and net cash flow and audits, and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, deposits to the Replacement Escrow Fund, Tax and Insurance Fund, deposits to the escrows required pursuant to the Additional Loan Documents, deposits or "book-entries" for reserves required pursuant to Operating Leases to which Borrower is a party, wages, salaries, and personnel expenses, but excluding Debt Service and debt service paid in connection with the Additional Loan, capital expenditures with respect to the Property and the Additional Property, if applicable, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan and the applicable Additional Loan, or from proceeds of insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower with respect to the Property and the Additional Property, if applicable shall be included as an Operating Expense only with Lender's prior approval. Operating Expenses shall not include any (i) expenses (including, without limitation, federal, state or local income taxes or legal and other professional fees) unrelated to the operation of the Property and the Additional Property, if applicable.

           "Operating Lease" means the lease agreement in effect between the Borrower and the Operating Lessee for the use and operation of the Property and all amendments, modifications, renewals, substitutions or replacements of such lease. The initial Operating Lease in effect as of the date hereof is identified on Schedule II attached hereto.

           "Operating Lease Rent" shall mean collectively, (a) all rents, revenues, issues, profits, income and proceeds due or to become due to Borrower under the Operating Lease, and (b) any payments of principal and/or interest on the FFE Note (whether denominated as principal, interest or rent).

           "Operating Lessee" means lessee under the Operating Lease. The initial Operating Lessee under the Operating Lease in effect as of the date hereof is identified on Schedule II attached hereto.

           "Operating Partnership" shall mean LaSalle Hotel Operating Partnership L.P., a Delaware limited partnership.

           "Operating Revenues" means all gross revenues of Borrower derived from the Property and the Additional Property, if applicable, or otherwise arising in respect of the Property and the Additional Property, if applicable, which are properly allocable to the Property and such Additional Property for the applicable period, including Rent, Operating Lease Rent, interest and other receipts from Leases and parking agreements, concession fees and charges and other miscellaneous operating revenues at the Property and the Additional Property, if applicable, but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, and proceeds from a sale or other disposition. Operating Revenues shall not include (a) any condemnation or insurance proceeds, other than the proceeds of any business interruption or loss of income insurance received by Borrower, (b) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Property or the Additional Property,
(c) any rent accrued by Borrower but not received because of any free rent provisions or other rental concessions in any Lease, (d) any repayments received from tenants of principal loaned or advanced to tenants by Borrower, (e) any payments due pursuant to the terms of any Lease in connection with the cancellation or termination of a Lease, (f) investment income on any reserves or funds not related to the normal operation of the Property or the Additional Property, including, without limitation, funds allocated to pay for construction expenses or (g) any type of income other than Operating Lease Rent that would otherwise be considered Operating Revenues pursuant to the provisions above but is paid directly by any tenant to a Person or entity other than Borrower.

           "Parking Agreements" shall mean, collectively, the Restaurant Parking Agreement and the Sofitel Parking Agreement.

           "Payment Date" shall mean the first day of each calendar month commencing on the first day of September 1, 1999.

           "Permitted Encumbrances" means outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policies of title insurance insuring the lien of the Mortgage, together with the liens and security interests in favor of Lender created by the Loan Documents.

           "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

           "Personalty" shall have the meaning assigned to such term in the Mortgage.

           "Policies" has the meaning assigned in Section 5.1(b).

           "Policy" has the meaning assigned in Section 5.1(b).

           "Potential Default" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

           "Property" means each parcel of real property more particularly described on Exhibit A attached hereto, and the improvements thereon owned by Borrower and encumbered by the Mortgage, the Second Mortgage, and the FFE Note, together with all rights pertaining to such property improvements and FFE Note.

           "Property Condition Report" means that certain Property Condition Report dated March 17, 1999 prepared by International Valuation and Inspection Inc..

           "Rating Agencies" means each of Standard & Poor's, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender; provided, that, after a Securitization, "Rating Agencies" shall be deemed to mean the Rating Agencies that have rated the Securities issued in connection with the Securitization.

           "Rating Criteria" with respect to any Person, shall mean the short term unsecured debt obligations or commercial paper which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch IBCA, Inc. in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch, Duff and Standard & Poor's and "Aa3" by Moody's).

           "Registration Statement" has the meaning assigned in Section
14.2(b).

           "Release Amount" means, as applicable, the release amount for the Property or the Additional Property as set forth on Schedule III hereto.

           "Release Date" shall mean the earlier of (i) the date that is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust or (ii) three (3) years from the first Payment Date.

           "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

           "Rent" shall mean all rents, revenues, issues, profits, income and proceeds due or to become due from tenants of the Property, including rentals and all other payments of any kind under the Operating Lease, and Leases (if any) for using, leasing, licensing, possessing, operating from, rendering in, selling or otherwise enjoying the Property actually received by Borrower, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower, any Operating Lessee or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

           "Replacement Deposit" has the meaning assigned in Section
3.1(b).

           "Replacement Escrow Fund" has the meaning assigned in Section
3.1(b).

           "Replacement Fund Recoupment Amount" has the meaning assigned in Section 3.1(b).

           "Required Repair Fund" has the meaning assigned in Section
3.1(a).

           "Restaurant Parking Agreement" means that certain Parking Agreement dated November 2, 1995 by and between Minnesota California Partners (predecessor-in-interest to Borrower), Carlson Real Estate Company and the City of Bloomington.

           "Restoration" shall mean the repair and restoration of the Property (including, without limitation, the preparation of designs and plans for such repair and restoration) after a casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

           "Scheduled Defeasance Payments" has the meaning assigned in
Section 2.4(c).

           "Second Mortgage" means the Second Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower in favor of Lender, securing the Additional Loan and encumbering the Property and any amendments, modifications, renewals, substitutions or replacements thereof.

           "Securities" has the meaning assigned in Section 14.1.

           "Securities Act" has the meaning assigned in Section 14.2.

           "Securitization" has the meaning assigned in Section 14.1.

           "Securitization Information" has the meaning assigned in
Section 14.1(a)(iii).

           "Security Agreement" has the meaning assigned in Section
2.4(b)(vi).

           "Servicer" has the meaning assigned in Section 14.3.

           "Servicing Agreement" has the meaning assigned in Section 14.3.

           "Severed Loan Documents" has the meaning assigned in Section
12.2(c).

           "Severing Documentation" has the meaning assigned in Section
14.4.

           "Single Purpose Bankruptcy Remote Entity" has the meaning assigned in Section 8.28(a).

           "Site Assessment" means an environmental engineering report for the Property prepared at Borrower's expense by an engineer engaged by Borrower and approved by Lender, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-93 or any successor thereto published by ASTM and good customary and commercial practice.

           "Sofitel Parking Agreement" means that certain Parking
Agreement between Minnesota California Partners (predecessor-in-interest to Borrower) and Hotel Sofitel Minneapolis dated November 1, 1995.

           "Standard and Poor's" shall mean Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.

           "State" means the State in which the Property is located.

           "Static Cash Account" has the meaning assigned in Section
5.4(b).

           "Subordination Agreement" shall mean that certain Subordination Agreement among Lender, Borrower and Operating Lessee dated as of July 29, 1999.

           "Successor Borrower" has the meaning assigned in Section
2.5(6).

           "T&I Letter of Credit" has the meaning assigned in Section
5.4(b).

           "Tax and Insurance Escrow Fund" has the meaning assigned in
Section 5.4(a).

           "Taxes" has the meaning assigned in Section 10.2.

           "Threshold Amount" has the meaning assigned in Section 10.12.

           "Treasury Rate" shall mean, as of the Anticipated Payment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender.

           "Trigger Event" means the first to occur, if any, of the Anticipated Payment Date or a DSCR Event.

           "Trigger Period" means the period of time during the term of the Loan (a) following a DSCR Event until the occurrence of a DSCR Release Event, and (b) following the Anticipated Payment Date; provided, that, a Trigger Period existing after two (2) DSCR Release Events or the occurrence of the Anticipated Payment Date shall remain in effect for the remainder of the term of the Loan notwithstanding the subsequent occurrence of a DSCR Release Event.

           "Undefeased Note" has the meaning assigned in Section 2.4(b).

           "USAH" shall mean the Uniform System of Accounts for Hotels, Ninth Revised Edition, 1996, as the same may be revised, amended or supplemented.

           "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

           "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the Adjusted Release Amount or the principal amount of the Defeased Note, as applicable, for the Property will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.


                              ARTICLE II

                              LOAN TERMS

          Section 2.1 The Loan. Lender agrees to make a Loan of THIRTY MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($30,300,000.00) to the Borrower, which shall be funded in one advance and repaid in accordance with the terms of this Agreement and the Note. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

          Section 2.2 Interest Rate. From the date hereof through but not including the Anticipated Payment Date, the outstanding principal balance of the Loan shall bear interest at a rate of interest equal to eight and ten one hundredths percent (8.10%) per annum (the "Contract Rate"). From and after the Anticipated Payment Date through and including the Maturity Date, the outstanding principal balance of the Loan shall bear interest at a rate per annum equal to the greater of (i) the Contract Rate plus two percentage points (2%) or (ii) the Treasury Rate plus two percentage points (2%); provided, however, if after the Anticipated Payment Date at any time the Loan is not subject to a Securitization, such rate shall be increased an additional three (3) percentage points (3%) per annum for so long as the Loan is not subject to a Securitization (the Contract Rate, as adjusted pursuant to this sentence, hereinafter referred to as the "Adjusted Rate").

          Section 2.3 Terms of Payment.

           (a) Interest and Principal. The Loan shall be payable as follows: (i) payment of interest only (computed at the Contract Rate) on the date hereof for the period from the date hereof through the last day of the current month (unless the Closing Date is the first day of a calendar month, in which case no such interest is due); and (ii) thereafter a constant payment of $235,871.08 (the "Monthly Debt Service Payment Amount"), on the first day of September, 1999 and on each Payment Date thereafter; each of such payments to be applied (A) to the payment of interest computed at the Contract Rate and (B) the balance applied toward reduction of the principal sum. The constant payment required hereunder is based upon a twenty-five (25) year amortization schedule.

           (b) To the extent the Loan is outstanding, from and after the Anticipated Payment Date interest shall accrue on the unpaid principal balance from time to time outstanding on the Loan at the Adjusted Rate. Borrower shall continue to make payments of principal and interest in monthly installments beginning on the Anticipated Payment Date and on the first day of each calendar month thereafter up to and including the Maturity Date in an amount equal to the Monthly Debt Service Payment Amount and, notwithstanding the following provision with respect to Accrued Interest, the failure to make any such payment as and when due shall constitute an Event of Default. Each Monthly Debt Service Payment Amount paid after the Anticipated Payment Date shall be applied to the payment of interest computed at the Contract Rate with remainder applied to reduce the outstanding principal balance of the Loan in accordance with Section 2.3(a) above. Interest accrued at the Adjusted Rate and not paid shall be deferred and added to the Debt and shall earn interest at the Adjusted Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as "Accrued Interest"). In addition to such payments of principal and interest, from and after the Anticipated Payment Date, Borrower shall make payments in reduction of the outstanding principal balance of the Loan and accrued interest in monthly installments beginning on the Anticipated Payment Date and on the first day of each calendar month thereafter up to and including the Maturity Date in accordance with the terms and provisions of Section 3.5 below.

           (c) Maturity. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest (including Accrued Interest, if any), default interest, late charges and any and all other amounts due under the Loan Documents.

           (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to receive and Borrower shall pay to Lender interest on the entire unpaid principal sum and any other amounts due at the Default Rate. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier to occur of (a) the permitted cure of such Event of Default by

Borrower or (b) the actual receipt and collection of the Debt (or that portion thereof that is then due). Interest at the Default Rate shall be added to the Debt and shall be secured by the Mortgage. This section, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

           (e) Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or by check drawn on a New York Clearing House bank by 1:00 p.m., New York City time, on the date such payment is due. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

           (f) Computations. Interest payable hereunder or under the Note by Borrower shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each, except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.

           (g) Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower within five
(5) days of (and including) the date it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

           (h) Annual Budget. For the year commencing on January 1, 2000, and for each calendar year thereafter, Borrower shall submit to Lender an Annual Budget not later than forty-five (45) days prior to the commencement of such period or calendar year in form reasonably satisfactory to Lender, or for so long as the Operating Lease remains in effect, no later than three (3) days after a budget is delivered to Borrower by Operating Lessee pursuant to the terms of the Operating Lease in substantially the same form approved by Lender in connection with the closing of the Loan. The Annual Budget submitted for the portion of the calendar year beginning on the Anticipated Payment Date, and the Annual Budget submitted for each calendar year thereafter, shall be subject to Lender's written approval (each such Annual Budget as approved by Lender, an "Approved Annual Budget"); provided, that, Borrower shall deliver to Lender on or prior to twenty (20) days prior to the Anticipated Payment Date, (a) the proposed Annual Budget for the remainder of the calendar year beginning on the Anticipated Payment Date or (b) written notification that Borrower intends to pay the Debt in full on or prior the Anticipated Payment Date. In the event that Lender objects to a proposed Annual Budget submitted by Borrower or Operating Lessee, Lender shall advise Borrower of such objections within thirty (30) days after receipt thereof (and deliver to such party a reasonably detailed description of such objections) and Borrower shall promptly revise, or shall cause Operating Lessee to revise, such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise, or shall cause Operating Lessee to revise, the same in accordance with the process described in this subsection until the Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

           (i) Cash Management Agreement. Simultaneously with the execution hereof Borrower has entered into a cash management agreement among Borrower, Lender, Operating Lessee and one or more certain financial institutions (together with any modifications or amendments thereof, are hereinafter collectively referred to as the "Cash Management Agreement"), which provide, among other things, that all Operating Lease Rent and any other Operating Revenues which Borrower is entitled to receive, if any, and other sums collected from, or arising with respect to, the Property be deposited in accordance with the Cash Management Agreement and that such amounts shall be disbursed in accordance with Section 3.5 hereof. The Borrower shall pay all costs and expenses required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Lender may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

          Section 2.4 Prepayment; Defeasance.

           (a) Prepayment. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment. Other than as set forth in this Section 2.4, Borrower shall have no right to prepay all or any portion of the Loan prior to the Anticipated Payment Date. On any scheduled Payment Date occurring no earlier than one hundred eighty
(180) days prior to the Anticipated Payment Date, Borrower may, at its option and upon thirty (30) days prior written notice from Borrower to Lender, prepay in whole or in part the Debt without payment of any premium.

Any such payment shall be applied to the last payments of principal and interest due under the Loan. Each voluntary prepayment after one hundred eighty (180) days prior to the Anticipated Payment Date shall be made on a scheduled Payment Date and include all accrued and unpaid interest up to but not including such scheduled Payment Date or, if not paid on a scheduled Payment Date, include interest that would have accrued on such prepayment through the next regularly scheduled Payment Date. If prior to the Anticipated Payment Date and following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy all or any portion of the Debt, such tender by Borrower shall be deemed to be voluntary and may be accepted or rejected by Lender in its sole discretion. If Lender accepts such tender, Borrower shall pay, in addition to the Debt, the Lockout Yield Maintenance Premium and any and all amounts outstanding under the Additional Loan together with any prepayment consideration to be paid in connection with a prepayment of such Additional Loan following an Event of Default under such Additional Loan.

           (b) Voluntary Defeasance of the Loan. Provided no Event of Default exists, at any time after the Release Date and prior to the Anticipated Payment Date Borrower may voluntarily defease all or any portion of the Loan by providing Lender with U.S. Obligations that produce payments which replicate the Scheduled Defeasance Payments (hereinafter, a "Defeasance Event"). Each Defeasance Event by the Borrower shall be subject to the satisfaction of the following conditions precedent:

                 (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "Defeasance Date") on which the Defeasance Event is to occur. Such notice shall indicate the principal amount of the Note to be defeased;

                 (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through and including the day immediately preceding the next Payment Date;

                 (iii)Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments then remaining unpaid under the Note, this Agreement, the Mortgage, and the other Loan Documents;

                 (iv) Borrower shall pay to Lender the required
Defeasance Deposit for the Defeasance Event;

                 (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance Event;

                 (vi) Borrower shall execute and deliver a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this provision of this Section 2.4 (the "Security Agreement");

                 (vii)Borrower shall deliver an opinion of counsel for Borrower in form reasonably satisfactory to Lender opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower, and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                 (viii)     Lender shall have received evidence in
writing from the applicable Rating Agencies to the effect that such release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies or Lender, the Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance reasonably satisfactory to Lender and the applicable Rating Agencies;

                 (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.4(b) have been satisfied;

                 (x) Borrower shall deliver a certificate of a "big five" or other nationally recognized public accounting firm reasonably acceptable to Lender certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the required scheduled Defeasance Payments;

                 (xi) Borrower shall, at the reasonable request of Lender, deliver endorsements to the title insurance policies delivered to Lender in connection with the Additional Loan and such other certificates, documents or instruments as Lender may reasonably request; and

                 (xii)Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the Defeasance Event, including any reasonable costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.5 hereof as well as reasonable attorneys' fees and expenses.

           (c) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date, such payments to be computed on a principal balance equal to the Adjusted Release Amount with such payment being equal to the amount of the corresponding installment of principal and interest on such principal balance at the interest rate and on the then remaining amortization schedule set forth herein, in the case of a Defeasance Event for the entire Loan that is, or remains, undefeased, or interest and principal payments to be required under the Defeasance Note relating to the then current Defeasance Event, in the case of a Defeasance Event for only a portion of the undefeased principal balance of the Loan, as applicable, and assuming such principal balance is prepaid in full on the Anticipated Payment Date (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations shall be made directly to the Lender (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower with respect to the Loan (whether the Note or the Defeased Note) and the relevant portion of the Additional Loan under this Section 2.4, if applicable. The amount of payments received from the U.S. Obligations purchased in connection with this Section 2.4 on each Payment Date after the Defeasance Date in excess of the amounts due under the Note and this Agreement on such Payment Date (the "Additional Payment Stream") shall be credited pro-rata against the payments then due on the corresponding scheduled payment date under the Additional Loan. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this
Section 2.4 and satisfy Borrower's obligations under this Section 2.4 and
Section 2.5 shall be promptly remitted to Borrower.

          Section 2.5 Release of Property.  Except as set forth in this
Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Liens of the Mortgage or the Second Mortgage on the Property.

           (a)   Release upon Defeasance.

                 (i) If the Borrower has elected to defease the entire Loan and the requirements of Section 2.4 and this Section 2.5(a) and
(b) have been satisfied, the Property shall be released from the Liens of the Mortgage and the Second Mortgage and the U.S. Obligations, pledged pursuant to the Security Agreement or Security Agreements, as applicable, shall be the sole source of collateral securing the Note; provided, however, that, no release shall be granted unless, after giving effect to such release, (A) the Debt Service Coverage Ratio for the Additional Property then remaining subject to Liens in favor of

           Lender (taking into account the payment of the Additional Payment Stream) shall be equal to the greater of (1) the Debt Service Coverage Ratio for the Property and the Additional Property for the twelve
(12) full calendar months immediately preceding the release of the Property, and (2) the Debt Service Coverage Ratio for the Property and the Additional Property on the Closing Date, and (B) the LTV for the Additional Loan remaining after the release of the Property (after subtracting from the outstanding principal amount of the Additional Loan the principal amounts of such Additional Loan that will be repaid over time pursuant to the payment of the Scheduled Defeasance Payments) shall be the lesser of
(1) the combined LTV for the Property and the Additional Property on the Closing Date and (2) the combined LTV for the Property and the Additional Property immediately prior to the release.

                 (ii) In connection with the release of the Liens, the Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Liens (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

           (b) Successor Borrower. In connection with any release of the Liens under Section 2.5(a), Borrower may, or at the request of Lender shall, establish or designate a successor entity (the "Successor Borrower") which shall be a single purpose bankruptcy remote entity approved by Lender, which approval shall not by unreasonably withheld, delayed or conditioned, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower.
Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. The Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 2.5, but Borrower shall pay all out-of-pocket costs and expenses reasonably incurred by Lender, including Lender's attorneys' fees and expenses incurred in connection therewith.


                              ARTICLE III

                SECURITY; RESERVES AND CASH MANAGEMENT

          Section 3.1 Security; Establishment of Funds. The Loan shall be evidenced by the Note of Borrower, in the original principal amount of the Loan. The Loan shall be secured by the Mortgage creating a first lien (subject to Permitted Encumbrances) on the Property, the Assignment of Leases and Rents and the other Loan Documents. As further security for the Loan, Borrower agrees to establish the following reserves with Lender, to be held by Lender as security for the Loan:

           (a) Required Repairs Fund. On the date hereof, Borrower shall deposit with Lender the amount of $17,500.00 (the "Required Repair Fund") to perform the required repairs set forth on Schedule I annexed hereto by the deadlines set forth in such Schedule (which deadlines shall in no event be later than six (6) months from the date hereof);

           (b) Replacement Escrow Fund. Upon the occurrence of a DSCR Event, Borrower shall deposit with Lender on each Payment Date, (i) four percent (4%) of gross revenues from the Property for the full month immediately preceding the month prior to the month during which such Payment Date occurs (the "Replacement Deposit") for replacements and repairs of the type required to be made to the Property during the calendar year (the "Replacement Escrow Fund"), and (ii) until the amount on deposit in the Replacement Escrow Fund is equal to the amount that would have been there on deposit in the Replacement Escrow Fund if the Replacement Deposit had been deposited in the Replacement Escrow Fund on each Payment Date since the Closing Date (deducting amounts that would have been disbursed pursuant to the terms hereof for replacements and repairs to the Property) all amounts remaining after payment of Debt Service and Operating Expenses, if any (the "Replacement Fund Recoupment Amount"), as determined pursuant to (A) the Annual Budget approved by Lender in its reasonable discretion until the first to occur of the Anticipated Payment Date or the amounts due as the Replacement Fund Recoupment Amount are on deposit in the Replacement Escrow Fund, or (B) the Approved Annual Budget following the Anticipated Payment Date. Such computation of gross revenue shall be based upon the actual gross revenue disclosed by the financial statements delivered to Lender in connection herewith.

          Section 3.2 Pledge and Grant of Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Funds as additional security for the payment of the Loan. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Funds or permit any lien or encumbrance to attached thereto, or any levy to be made thereon, or any UCC-1 Financing Statements (except those naming Lender as the secured party) to be filed with respect thereto. The Funds shall (a) be held in Lender's name and may be commingled with Lender's own funds at financial institutions selected by Lender in its sole discretion, and (b) bear interest at available money market rates. Any interest earned on the Funds shall be disbursed or applied in the same manner and subject to the same terms and conditions as the Funds. All earnings on the Funds shall be added to and become part of the Funds and shall be the benefit of Borrower, subject to Lender's rights pursuant to this Agreement. Lender shall not be responsible for any losses resulting from the investment of the Funds or for obtaining any specific level or percentage of earning on the Funds. Borrower shall be liable for any income taxes due on the earnings from the Funds. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Funds to the payment of the Loan in any order in its sole discretion. Until expended or applied as above provided, the Funds shall constitute additional security for the Loan.

          Section 3.3 Disbursement of Funds. After the occurrence of the Anticipated Payment Date, Lender may reasonably reassess its estimate of the amount necessary for the Funds from time to time and may adjust the monthly amounts required to be deposited into the Funds upon thirty (30) days notice to Borrower. Lender shall make disbursements from the Funds as requested by Borrower, and approved by Lender in its sole discretion, no more often than twice a month in increments of not less than $5,000.00 upon delivery by Borrower of a draw request in a form reasonably acceptable to Lender accompanied by copies of paid invoices for the amounts requested; provided, however, that with respect to any unpaid invoice in an amount exceeding $25,000 Lender shall, at the request of Borrower, issue a joint check and provided further that, it shall be a condition to the next requested disbursement that Borrower provide Lender with paid copies of such unpaid invoices for which Lender has made disbursements. If required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may, in its reasonable discretion, require an inspection of the Property prior to making a monthly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought, which inspection shall be at the expense of Borrower unless the replacement(s) and/or repair(s) for which reimbursement is sought is non-structural and in the aggregate is in an amount less than $50,000. Lender shall have no obligation to release any of the Funds while any Event of Default then exists. All reasonable costs and expenses incurred by Lender in the disbursement of any of the Funds shall be paid by Borrower promptly upon demand.

          Section 3.4 Intentionally Deleted.

          Section 3.5 Cash Management Account.

           (a) Borrower shall establish and maintain a segregated Eligible Account (the "Cash Management Account") which Cash Management Account shall be subject to the Cash Management Agreement. The Cash Management Account shall be entitled "General Electric Capital Corporation, as Lender to the LaSalle Borrower - Cash Management Account"; provided, however, that, if the Loan is transferred or sold, the name of the Cash Management Account shall be changed at the request of Lender to reflect the legal name of Lender's successor. Borrower shall deposit, and shall direct the Operating Lessee to deposit all Operating Lease Rent directly into the Cash Management Account. Borrower shall deposit all amounts received by Borrower constituting Rents into the Cash Management Account promptly upon receipt. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.

           (b) Provided no Event of Default shall have occurred and be continuing, following the occurrence and during the continuance of a Trigger Event, on the first day of each calendar month (or, if such day is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

                 (i) First, for payment of Ground Rent to become due on the first day of the next calendar month;

                 (ii) Second, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 5.4 hereof;

                 (iii)Third, payment of the Monthly Debt Service Payment Amount, applied first to the payment of accrued and unpaid interest computed at the Contract Rate with the remainder applied to the reduction of the outstanding principal balance of the Note;

                 (iv) Fourth, payments to the Replacement Escrow Fund in accordance with the terms and conditions hereof;

                 (v) Fifth, payment to Lender of any other amounts then due and payable under the Loan Documents (other than Accrued Interest);

                 (vi) Sixth, payment to Lender of any escrows, principal or interest (other than "Accrued Interest" (as defined in the Additional Loan Documents)) amounts then due and payable in connection with the Additional Loan; provided, however, that no payments shall be applied in accordance with this clause (vi) until Lender has reasonably determined that there are not sufficient funds on deposit in the Cash Management Account to pay the amounts due and payable with respect to such escrows, principal and interest;

                 (vii)Seventh, on or after the Anticipated Payment Date, payments for monthly Cash Expenses incurred in accordance with the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Cash Expenses in a form reasonably acceptable to Lender;

                 (viii) Eighth, on or after the Anticipated Payment Date, payments for Extraordinary Expenses approved by Lender, if any, which approval shall not be unreasonably withheld, delayed or conditioned;

                 (ix) Ninth, payments to the Replacement Escrow Fund until the Replacement Fund Recoupment Amount is on deposit therein.

                 (x) Tenth, on or after the Anticipated Payment Date, payments to Lender in reduction of the outstanding principal balance of the Loan;

                 (xi) Eleventh, on or after the Anticipated Payment Date, payments to Lender for Accrued Interest;

                 (xii)Twelfth, payments to Lender of any additional amounts then due and payable in connection with the Additional Loan; and

                 (xiii) Lastly, payment of any excess amounts to Borrower.

           (c) The insufficiency of funds on deposit in the Cash Management Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

          (d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

          Section 3.6 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, following the occurrence of a Trigger Event, Borrower's obligations with respect to the monthly payment of principal and interest and amounts due for the Tax and Insurance Escrow Fund, Required Repair Fund, Replacement Escrow Fund, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account established pursuant to the Cash Management Agreement to satisfy all such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

                              ARTICLE IV

                         CONDITIONS PRECEDENT

          Section 4.1 Closing Conditions. The obligation of Lender to make the Loan hereunder and/or the Additional Loan is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

           (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Event of Default shall have occurred and be continuing as of the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed as of the Closing Date.

           (b) Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

           (c)   Delivery of Loan Documents; Title Insurance; Reports;
Leases.

                 (i) Mortgage, Assignment of Leases, Assignments of Agreements. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Second Mortgage and the Assignment of Leases and Rents relating to the Property and evidence that counterparts of the Mortgage, the Second Mortgage and Assignment of Leases and Rents have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording a valid and enforceable Lien upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

                 (ii) Title Insurance. Lender shall have received title insurance policies (or marked and signed commitments to issue such title insurance policies) issued by a title company reasonably acceptable to Lender and dated as of the Closing Date. Such title insurance policies shall (A) provide coverage in amounts reasonably satisfactory to Lender,
(B) insure Lender that the Mortgage creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may reasonably request, and (D) name Lender as the insured. The title insurance policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such title insurance policies have been paid.

                 (iii)Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor reasonably satisfactory to Lender in accordance the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the title insurance policy relating to the Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance reasonably acceptable to Lender.

                 (iv) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, reasonably satisfactory to Lender, and evidence of the payment of all premiums payable for the existing policy period.

                 (v) Environmental Reports. Lender shall have received an environmental report in respect of the Property, which environmental report shall be satisfactory to Lender.

                 (vi) Zoning. Lender shall have received, at Lender's option, (i) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the applicable title insurance policy, or (iii) a zoning opinion letter, in substance reasonably satisfactory to Lender.

                 (vii)Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to the Mortgage and the Second Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received reasonably satisfactory evidence thereof.

           (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

           (e) Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (i) copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may reasonably request, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be reasonably requested by Lender.

           (f) Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel (i) with respect to non-consolidation, and (ii) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel.

           (g) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

           (h) Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

           (i)   Intentionally Deleted.

           (j) Ground Lease Estoppel. Lender shall have received an executed estoppel from the Ground Lessor which shall be in form and substance reasonably satisfactory to Lender.

           (k) Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current calendar year.

           (l) Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are (i) in arrears, (ii) then due and payable, and (iii) not being contested pursuant to the terms and conditions of this Agreement.

           (m) Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums and recording and filing fees incurred in connection with the origination of the Loan.

           (n) Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower, Operating Lessee, or the Property or the Additional Property since the date of the most recent financial statements delivered to Lender.

The income and expenses of the Property and the Additional Property, the Operating Leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Operating Lessee shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

           (o) Leases. Lender shall have received copies of all tenant Leases, certified copies of any tenant Leases as requested by Lender and certified copies of all ground Leases affecting the Property. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

           (p) Subordination and Attornment. Lender shall have received a Subordination Agreement with respect to the Operating Lease.

           (q) Tax Lot. Lender shall have received evidence that the Property constitutes a separate tax lot, which evidence shall be reasonably satisfactory in form and substance to Lender.

           (r) Physical Conditions Reports. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

           (s) Management Agreement. Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be reasonably satisfactory in form and substance to Lender.

           (t) Appraisal. Lender shall have received an appraisal of the Property, which shall be reasonably satisfactory in form and substance to Lender.

           (u) Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two most recent calendar years and statements of income and statements of cash flows with respect to the Property for the three most recent calendar years.

           (v) Operating Lease. Lender shall have received a certified copy of the Operating Lease between Borrower and the Operating Lessee with respect to the Property, which shall be reasonably satisfactory in form and substance to Lender.

           (w) Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested and the form and content of all the Loan Documents.


                               ARTICLE V

                INSURANCE, CONDEMNATION, AND IMPOUNDS

          Section 5.1 Insurance; Casualty and Condemnation.

           (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                 (i)  comprehensive all risk insurance on the
Improvements and the Personalty, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personalty waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and
(D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

                 (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an "Aggregate Per Location" endorsement); (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in the Mortgage to the extent the same is available;

                 (iii)business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personalty has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; (D) in an amount equal to one hundred percent (100%) of the projected gross operating profit of Borrower plus the management fee due under the Management Agreement for a period of twelve
(12) months from the date that the Property is repaired or replaced and operations are resumed; and (E) providing for "extra expense" coverage in an amount satisfactory to Lender. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross operating profit of Borrower plus the management fee due under the Management Agreement for the succeeding twelve (12) month period. Subject to Operating Lessee's right to receive any portion of the business income insurance pursuant to the terms of the Operating Lease, all proceeds payable to Lender pursuant to this subsection, including, at a minimum the amounts representing Operating Lease Rent, shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                 (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                 (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                 (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                 (vii)umbrella liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

                 (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, of One Million and No/100 Dollars ($1,000,000);

                 (ix) so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages;

                 (x) insurance against employee dishonesty in an amount not less than one (1) month of gross revenue from the Property with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000); and

                 (xi) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

           (b) All insurance provided for in Section 5.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located with a rating of "A-X" or better as established by Best's Rating Guide and having a claims paying ability rating of "AA" or better by at least two (2) of the Rating Agencies (one of which shall be (i) Standard & Poor's if Standard & Poor's is rating the Securities issued in the Securitization of which this Loan is a part, and
(ii) Moody's if Moody's is rating the Securities issued in the Securitization of which this Loan is a part). The Policies described in
Section 5.1 (with the exception of Section 5.1(ii)) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

           (c) Borrower shall deliver to Lender certificates of insurance for blanket Policies delivered in connection with the Loan that specify and set forth the declared replacement cost value and the declared business income amount for the Property.

           (d)   All Policies of insurance provided for or contemplated by
Section 5.1(a), except for the Policy referenced in Section 5.1(a)(v), shall name Borrower as the insured and, if permitted by applicable law, Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

           (e) All Policies of insurance provided for in Section 5.1(a) shall contain clauses or endorsements to the effect that:

                 (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                 (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least (A) ten (10) days' written notice to Lender and any other party named therein an additional insured in the case of non-payment of Insurance Premiums, and (B) in each other instance, thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                 (iii)each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

                 (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

           (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, upon five (5) days notice to Borrower, to take such action as Lender reasonably deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

           (g) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property and otherwise in accordance with Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

           (h) In the event of foreclosure of the Mortgage with respect to the Property, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

          Section 5.2 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") affecting the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings and Borrower shall deliver to Lender all instruments required to permit participation in such proceedings. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect and receive any Award and, from and after an Event of Default, to make any compromise or settlement in connection with any such Condemnation. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any award or payment therefor (an "Award") shall have been actually received and applied by Lender, after the deduction of reasonable expenses of collection, to the reduction or discharge of the Debt without premium or penalty. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

          Section 5.3 Restoration. The following provisions shall apply in connection with the Restoration of the Property:

           (a) If the Net Proceeds shall be less than Three Hundred Thousand and No/100 Dollars ($300,000) and the costs of completing the Restoration shall be less than Three Hundred Thousand and No/100 Dollars ($300,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 5.3(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

           (b) If the Net Proceeds are equal to or greater than Three Hundred Thousand and No/100 Dollars ($300,000) or the costs of completing the Restoration is equal to or greater than Three Hundred Thousand and No/100 Dollars ($300,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 5.3. The term "Net Proceeds" for purposes of this Section 5.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section
5.1 (a)(i), (iv), (vi) and (vii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

                 (i) The Net Proceeds shall be made available to Borrower for Restoration provided that the Net Proceeds are received prior to the Anticipated Payment Date and each of the following conditions are met:

                      (A) no Event of Default shall have occurred and be continuing and the Ground Lease shall not have been cancelled or terminated due to such casualty or Condemnation;

                      (B)   (1) in the event the Net Proceeds are
Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements of the Property that has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property that is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located in such land;

                      (C) the Operating Lease shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be;

                      (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                      (E) Lender shall be satisfied in its reasonable discretion that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1(a)(iii), if applicable, or (3) by other funds of Borrower;

                      (F) Lender shall be satisfied in its reasonable discretion that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Anticipated Payment Date, (2) the earliest date required for such completion under the terms of the Operating Lease or the Management Agreement, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in
Section 5.1(a)(iii);

                      (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations and all necessary operating or reciprocal easement agreements for the operation and maintenance of the Property are, or remain, in effect;

                      (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

                      (I) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the related Improvements;

                      (J) The projected Debt Service Coverage Ratio for the Loan, in Lender's reasonable estimation, for the twelve (12) month period immediately following the Restoration (and stabilization thereafter), but not including the period commencing with the Casualty or Condemnation and ending on the last day of stabilization, shall be equal to the greater of (i) a Debt Service Coverage Ratio of 1.4 to 1.0, and (ii) the Debt Service Coverage Ratio for the Loan for the twelve (12) full calendar months immediately preceding the casualty or Condemnation of the Property; and

                      (K) Lender shall be satisfied that, upon the completion of the Restoration, the LTV shall be the lesser of (i) the LTV on the Closing Date, and (ii) the LTV immediately prior to the casualty or condemnation, as applicable.

          (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the title insurance policy.

                 (iii)In the event that the Restoration involves structural elements of the Improvements or the costs of completing the Restoration shall exceed $300,000, then in each case, all plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Borrower and approved by Lender in its reasonable discretion (the "Casualty Consultant"), which approval by Lender, if not granted or denied within fifteen (15) days of Lender's receipt of a request therefor, together with any supporting material reasonably requested by Lender or Casualty Consultant, shall be deemed to be approved by Lender. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's reasonable fees, shall be paid by Borrower.

                 (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this
Section 5.1(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.
The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.1(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the title insurance policy, and Lender receives an endorsement to the title insurance policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                 (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than twice every calendar month.

                 (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration (to restore the Property to the condition prior to the casualty and not any costs or expenses associated with the betterment of the Property, which betterment shall be subject to the terms and conditions of Section 10.12 hereof), Borrower shall cure the deficiency (the "Net Proceeds Deficiency") by either depositing with Lender an amount equal to the Net Proceeds Deficiency before any further disbursement of the Net Proceeds shall be made or delivering to Lender a Letter of Credit in the amount of the Net Proceeds Deficiency. The Net Proceeds Deficiency shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this subsection shall constitute additional security for the Debt and Borrower hereby authorizes Lender to draw upon any Letter of Credit delivered for the Net Proceeds Deficiency for such purposes.

                 (vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this
Section 5.1(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Loan Agreement or any of the other Loan Documents.

           (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.1.(b)(vii) may be retained and applied by Lender toward the payment of the Debt, without premium or penalty, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion; provided, that, in the event that Lender applies any Insurance Proceeds toward the payment of the Debt in accordance with this Section 5.3(c)(i), Borrower, so long as no Event of Default shall have occurred and is continuing, shall be permitted, within the one hundred twenty (120) day period immediately following such application of Insurance Proceeds to the Debt, to prepay the entire outstanding amount of the Loan (but not the Additional Loan) without any prepayment consideration, fee, yield maintenance premium or penalty.

          Section 5.4 Impounds.

           (a) Borrower shall deposit with Lender, monthly, (a) one-twelfth (1/12th) of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the insurance policies required by Lender upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to expiration (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). At or before the advance of the Loan, Borrower shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender's reasonable estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall (a) be held by Lender, (b) be commingled with Lender's general funds, and (c) earn interest at available money market rates. Any earnings on such funds shall be added to and be a part of the Tax and Insurance Escrow Fund and shall be disbursed or applied in the same manner and subject to the same terms as funds on deposit in the Tax and Insurance

Escrow Fund. Any such earnings shall be for the benefit of the Borrower, subject to the Lender's rights pursuant to this Agreement. Lender shall not be responsible for any losses resulting from the investment of amounts on deposit in the Tax and Insurance Escrow Fund or for obtaining any specific level or percentage earnings on such amounts so invested.
Borrower shall be liable for any income taxes due on the earnings for the amounts on deposit in the Tax and Insurance Escrow Fund. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable; provided, that, in the event that Borrower has not received such bills at least thirty (30) days prior to the date on which the charges first become payable, then Borrower shall deliver such bills to Lender promptly upon the receipt thereof. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.

           (b) In lieu of making the required monthly payments to the Tax and Insurance Escrow Fund and provided no Event of Default exists, Borrower has the option to deliver to Lender (i) a cash deposit in an amount reasonably estimated by Lender to be equal to fifty percent (50%) of the estimated amount of annual Insurance Premiums and Taxes to be paid during the calendar year (the "Installment Amount"), which cash deposit shall be held by Lender as security for the Debt (the "Static Cash Account") or (ii) a Letter of Credit in an amount reasonably estimated by Lender to be equal to the Installment Amount (the "T&I Letter of Credit"). In the event that Borrower, after delivering a Static Cash Account or a T&I Letter of Credit in accordance with this Section 5.4, elects to resume making monthly payments required under the Tax and Insurance Escrow Fund, Borrower shall make an initial deposit into such Tax and Insurance Escrow Fund equal to the amount reasonably estimated by Lender to be the amount that would have been on deposit in such Tax and Insurance Escrow Fund on the date thereof if Borrower had not delivered such Static Cash Account or a T&I Letter of Credit. Borrower shall give Lender thirty (30) days prior written notice of such election and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from such Static Cash Account or a T&I Letter of Credit. During the time the appropriate amount of funds are on deposit in the Static Cash Account or the T&I Letter of Credit is outstanding, Borrower shall pay all Taxes and Insurance Premiums as the same become due and payable and shall furnish to Lender evidence of
(i) payment of Taxes reasonably satisfactory to Lender on or prior to the date when such Taxes are due, and (ii) payment of Insurance Premiums reasonably satisfactory to Lender at least fifteen (15) days prior to the date when such Insurance Premiums are due. Borrower shall provide Lender with written notice of any increases in the Taxes and Insurance Premiums thirty (30) days prior to the effective date of any such increase (provided, that, if Borrower has not received notice of such increase at least thirty (30) days prior to such effective date, then Borrower shall notify Lender of such increase promptly upon receiving notice of such increase) and the Static Cash Account or the T&I Letter of Credit, as applicable, shall be increased to an amount equal to the new Installment Amount at least ten (10) days prior to such increase.

          Section 5.5 Letters of Credit.

           (a) Each Letter of Credit delivered under this Agreement or any other Loan Document shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender in its sole and absolute discretion may, but shall not be obligated to, draw upon any Letter of Credit for payments of any amounts then due and payable under the Note, this Agreement, the Mortgage or the other Loan Documents.

           (b) (1) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement and the other Loan Documents, Lender shall have the additional rights to draw in full upon any Letter of Credit: (A) if Lender has not received at least thirty (30) days prior to the date on which the then outstanding Letter of Credit is scheduled to expire, a notice from the issuing bank that it has renewed the applicable Letter of Credit; (B) upon receipt of notice from the issuing bank that the applicable Letter of Credit will be terminated; and (C) thirty (30) days after Lender has received notice and given notice to the Borrower that the bank issuing the applicable Letter of Credit shall cease to be an Eligible Institution.

                 (2) In the event that Lender draws upon a Letter of Credit in accordance with the provisions of subsection 5.5(b)(1) above, any and all such amounts not otherwise expended by Lender shall be held by Lender as cash collateral in an interest bearing account established and maintained by Lender and Lender shall be entitled to draw upon and apply such proceeds at the time and in the manner provided in this Agreement or the other Loan Documents for draws upon the applicable Letter of Credit.

                 (3) Notwithstanding anything to the contrary contained above, Lender is not obligated to draw on a Letter of Credit upon the happening of an event specified in this subsection and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing a Letter of Credit if Lender has not drawn on the Letter of Credit.


                              ARTICLE VI

                         ENVIRONMENTAL MATTERS

          Section 6.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

           (a) "Environmental Laws" Any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state superlien and environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter.

           (b) "Hazardous Materials" means (i) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (ii) asbestos or asbestos-containing materials,
(iii) polychlorinated biphenyls (pcbs), (iv) radon gas, (v) underground storage tanks, (vi) any explosive or radioactive substances, (vii) lead or lead-based paint, or (viii) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

          Section 6.2 Representations and Warranties on Environmental Matters. To Borrower's actual knowledge, except as set forth in the Site Assessment delivered in connection with the origination of the Loan, (a) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Property or any property adjacent to the Property (except for cleaning and other products currently used in connection with, and necessary and appropriate for, the routine maintenance or repair of the Property or the operation thereof as a hotel in material compliance with Environmental Laws) and no Hazardous Material was removed or transported from the Property, except in full compliance with any Environmental Laws,
(b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Property does not, and did not previously, violate any Environmental Laws,
(c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened (in writing), nor have any settlements been reached by or with any parties or any liens imposed in connection with the Property concerning Hazardous Materials or Environmental Laws; and (d) no underground storage tanks exist on any part of the Property.

          Section 6.3 Covenants on Environmental Matters.

           (a) Borrower shall, and shall cause the Operating Lessee and Manager to, (i) comply in all material respects with applicable Environmental Laws; (ii) notify Lender immediately upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Property which Borrower is required to report, repair or remediate pursuant to any Environmental Laws; (iii) promptly remove such Hazardous Materials and remediate the Property in compliance with Environmental Laws; and
(iv) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Property or Borrower.

           (b) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Property or the transportation of any Hazardous Materials to or from the Property (except for cleaning and other products used in connection with, and necessary and appropriate for, routine maintenance or repair of the Property or the operation thereof as a hotel in compliance with Environmental Laws in all material respects), (ii) installing any underground storage tanks at the Property, or (iii) conducting any activity that requires a permit or other authorization under Environmental Laws (other than activities in the ordinary course of business consistent with the uses at the Property on the date hereof).

           (c) Borrower shall provide to Lender, at Borrower's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Property. Borrower shall not be responsible for the cost of such Site Assessment or update unless Lender's request for a Site Assessment is based on information provided under Section 6.3(a), a reasonable suspicion of Hazardous Materials at or near the Property, a breach of representations under Section 6.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

          Section 6.4 Allocation of Risks and Indemnity. As between Borrower, Lender and Indemnitor, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Property, shall lie solely with Borrower and Indemnitor; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Accordingly, Borrower and Indemnitor shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender and its shareholders, directors, officers, employees and agents harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense and consultant fees, investigation and laboratory fees, court costs, and other litigation expenses) arising out of or associated, in any way, with (a) the non-compliance with Environmental Laws, or (b) the existence of Hazardous Materials in, on, or about the Property, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials, (d) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, (e) a breach of any representation, warranty or covenant contained in this Article 6, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, or (f) the imposition of any environmental lien encumbering the Property; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's obligations under this Section 6.4 shall arise whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Property (by foreclosure, deed in lieu of foreclosure or otherwise). Any amounts payable to Lender by reason of the application of this Section 6.4 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 6.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or delivery of a deed in lieu of foreclosure.

          Section 6.5 No Waiver.  Notwithstanding any provision in this
Article 6 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                              ARTICLE VII

                            LEASING MATTERS

          Section 7.1 Representations and Warranties on Leases. Borrower represents and warrants to Lender with respect to the Leases under which Borrower is the Landlord, if any, that: (a) the rent roll delivered to Lender is true, complete and correct, and the Leases are valid and in and full force and effect; (b) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (c) the copies of the Leases delivered to Lender are true and complete; (d) neither the landlord nor any tenant is in material default under any of the Leases;
(e) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (f) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Lender; (g) except as expressly disclosed on Schedule IV attached hereto, no tenant or other party has an option or right of first refusal or offer, to purchase all or any portion of the Property; (h) no tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; (i) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent, or as otherwise expressly provided in such Lease); (j) no tenant under any Lease has any right or option for additional space; (k) all existing Leases are subordinate to the Mortgage either pursuant to their terms or a recorded subordination agreement; and (l) there are no long term subleases in effect other than subleases of space for ancillary hotel uses such as gift shops.

          Section 7.2 Approval Rights. All material Leases under which Borrower is the Landlord or under which the tenant otherwise will be granted non-disturbance by the Borrower, and other rental arrangements shall in all respects be approved by Lender, which approval (a) shall not be unreasonably withheld, delayed or conditioned, and (b) shall be deemed granted in the event that Lender does not respond within twenty (20) days after receiving a request for such approval together with a copy of such Lease and all other supporting materials reasonably requested by Lender.

          Section 7.3 Covenants. Borrower (a) shall perform the obligations which Borrower is required to perform under the Leases;
(b) shall enforce, in a commercially reasonable manner, the obligations to be performed by the tenants; (c) shall promptly furnish to Lender any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant;
(d) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent, or as otherwise expressly provided in such Lease; (e) shall not enter into any new ground Lease or master Lease of any part of the Property; (f) shall not further assign or encumber any Lease; (g) shall not, except with Lender's prior written consent (i) cancel or accept surrender or termination of any Lease or (ii) amend or modify any of the material terms of any Lease, which consent (A) shall not be unreasonably withheld, delayed or conditioned, and
(B) shall be deemed granted in the event that Lender does not respond within twenty (20) days after receiving a request for such consent together with all supporting materials reasonably requested by Lender. Any action in violation of clauses (e), (f) and (g) of this Section 7.3 shall be void at the election of Lender.

          Section 7.4 Tenant Estoppels. At Lender's request, Borrower shall use commercially reasonable efforts to obtain and furnish to Lender, written estoppels in form and substance reasonably satisfactory to Lender, executed by tenants under Leases and the Operating Lessee under the Operating Lease at the Property and confirming the term, rent, and other provisions and matters relating to the Leases.

                             ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES

           Borrower represents, warrants and covenants to Lender that:

          Section 8.1 Organization, Power and Authority. Borrower and the Operating Lessee (a) are duly organized, validly existing and in good standing under the laws of the state of their formation or existence, (b) are in compliance with all material legal requirements applicable to doing business in the State, and (c) have the necessary governmental approvals to own and operate the Property and conduct the business now conducted or to be conducted thereon. Each Borrower Party (a) is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and (b) to the extent necessary, is in compliance with all legal requirements applicable to doing business in the State. Borrower has the full power, authority and right to execute, deliver and perform its obligations pursuant to this Loan Agreement and the other Loan Documents, and to mortgage the Property pursuant to the terms of the Mortgage and to keep and observe all of the terms of this Loan Agreement and the other Loan Documents on Borrower's part to be performed.

          Section 8.2 Validity of Loan Documents. The execution, delivery and performance by Borrower and each Borrower Party of the Loan
Documents: (a) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (b) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights and general principles of equity.

          Section 8.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

          Section 8.4 Liabilities; Litigation.

           (a) All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by Borrower and each Borrower Party are (i) true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with generally accepted accounting principals throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes due and payable, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements. There is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Property, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Property or the Loan.

           (b) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

          Section 8.5 Taxes and Assessments. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

          Section 8.6 Other Agreements; Defaults. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might materially and adversely affect the Property or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have a material and adverse effect on the Property, Borrower, or any Borrower Party or Borrower's or any Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

          Section 8.7 Title. Borrower has good, marketable and insurable title to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Mortgage and the Second Mortgage create (i) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.

There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, the Second Mortgage and this Loan Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower's ability to pay its obligations in a timely manner.

          Section 8.8 Compliance with Law.

           (a) Borrower has, or pursuant to the Operating Lease, has caused the Operating Lessee to have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, Lease and operate the Property and carry on its business, and the Property is in compliance with all applicable legal requirements and, to the best of Borrower's knowledge, except as expressly set forth in the Property Condition Report, is free of structural defects, and all building systems contained therein, to the best of Borrower's knowledge, except as expressly set forth in the Property Condition Report, are in good working order, subject to ordinary wear and tear. The Property does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

           (b) No condemnation has been commenced or, to Borrower's knowledge, is threatened with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property; and

           (c) The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Property. All roads necessary for the utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

          Section 8.9 Location of Borrower. Borrower's principal place of business and chief executive offices are located at the address stated in Section 15.1.

          Section 8.10ERISA.

           (a) To the best of Borrower's knowledge, as of the date hereof and throughout the term of the Loan, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

           (b)   As of the date hereof and throughout the term of the Loan
(i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

          Section 8.11Forfeiture. To the best of Borrower's knowledge, there has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

          Section 8.12Tax Filings. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively. Borrower and each Borrower Party believe that their respective tax returns properly reflect the income and taxes of Borrower and each Borrower Party, respectively, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

          Section 8.13Solvency. The Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower, Indemnitor, any guarantor or any Borrower Party in the last seven (7) years, and neither Borrower, Indemnitor, any guarantor nor any Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

          Section 8.14Full and Accurate Disclosure. All written information submitted by Borrower or any Borrower Party to Lender in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower or any Borrower Party in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. No statement of fact made by Borrower or any Borrower Party, or, to the best of Borrower's knowledge, on behalf of Borrower or any Borrower Party, in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, might materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

          Section 8.15Flood Zone. No portion of the improvements comprising the Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 5.1 hereof.

          Section 8.16Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

          Section 8.17Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          Section 8.18Separate Lots.  The Property is comprised of one
(1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of the Property.

          Section 8.19No Prior Assignment. There are no prior assignments of the Leases, Operating Lease or any portion of the Rents or Operating Lease Rent due and payable or to become due and payable which are presently outstanding.

          Section 8.20Insurance. Borrower has obtained and has delivered to Lender Accord Certificates reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except as expressly provided on Schedule V hereto, no material claims have been made under any such Policy, and no Person, including Borrower, has done, by act or omission, anything which would materially impair the coverage of any such policy.

          Section 8.21Use of the Property. The Property is used exclusively as a full service, premium brand-name hotel and other appurtenant and related uses including, but not limited to, restaurants and lounges.

          Section 8.22Certificate of Occupancy; Licenses. To the best of Borrower's knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor license required for the legal use, occupancy and operation of the Property as a full service hotel (collectively, the "Licenses"), have been obtained and are in full force and effect. The Borrower shall keep and maintain, or cause to be kept and maintained, all licenses necessary for the operation of the Property as a full service hotel. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

          Section 8.23Physical Condition. Except as expressly disclosed in the Property Condition Report, to the best of Borrower's knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          Section 8.24Boundaries. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

          Section 8.25Intentionally Deleted.

          Section 8.26Intentionally Deleted.

          Section 8.27Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. To the best of Borrower's knowledge, all mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage encumbering the Property have been paid, and, under current Legal Requirements, the Mortgage encumbering the Property is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

          Section 8.28Single Purpose Entity/Separateness.

           (a) Borrower hereby represents and warrants, and covenants and agrees that Borrower is, shall be and shall continue to be a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" means a corporation, limited partnership or limited liability company which at all times on and after the date hereof:

          (i) is organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property and Additional Property, entering into the Loan Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) acting as a general partner of the limited partnership that owns the Property or acting as a member of the limited liability company that owns the Property, as applicable;

          (ii) has not engaged and will not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the Property and Additional Property, or (B) acting as the general partner of the limited partnership that owns the Property or acting as a member of the limited liability company that owns the Property, as applicable;

          (iii) does not have and will not have any assets other than (A) those related to the Property and Additional Property or (B) its partnership interest in the limited partnership that owns the Property that acts as the general partner thereof or its member interest in the limited liability company that owns the Property that acts as a member thereof, as applicable;

          (iv) has not engaged, sought or consented to and will not engage in, seek or consent to (A) any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or (B) any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this Section;

          (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations, limited partnerships or limited liability companies (with more than one member);

          (vi) if such entity is a corporation, has at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless an Independent Director shall have participated in such vote;

          (vii) if such entity is a limited liability company, has at least one member that is a Special Purpose Bankruptcy Remote Entity that is a corporation that has at least one Independent Director and that owns at least one percent (1%) of the equity of the limited liability company;

          (viii) if such entity is (a) a limited partnership, has a limited partnership agreement, (b) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provides that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets or the assets of Borrower; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this Section without the consent of the Lender, which consent (A) shall not be unreasonably withheld or delayed and
(B) may be conditioned upon the receipt by Lender of a non-consolidation opinion reasonably satisfactory to Lender and confirmation from the Rating Agency that such activity or amendment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Securities issued pursuant to a Securitization or (4) without the affirmative vote of an Independent Director and of all other directors of the corporation that is the general partner or managing or co-managing member of such entity, file, a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

          (ix) if such entity is a limited partnership or limited liability company that is the general partner of a limited partnership or the member of a limited liability company that is the Special Purpose Bankruptcy Remote Entity, has a corporation that owns at least one percent (1%) of the equity of such entity as its general partner or managing member, as applicable, that is a Special Purpose Bankruptcy Remote Entity;

          (x) is and will remain solvent and pay its debts and liability (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xi) to the best of Borrower's knowledge, has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

          (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

          (xiii) has maintained and will maintain its own records, books, resolutions and agreements;

          (xiv) has not commingled and will not commingle its funds or assets with those of any other Person and, has not participated and will not participate in any cash management system with any other Person;

          (xv)   has held and will hold its assets in its own name;

          (xvi) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Section 8.29 herein, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

          (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by generally accepted accounting principles; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

          (xviii)     has paid and will pay its own liabilities and
expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

          (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

          (xx) has and will have no Indebtedness other than (i) the Loan and the Additional Loan (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property which is outstanding for not more than sixty (60) days with trade creditors, in the aggregate provided such liabilities are not evidenced by a note and are paid when due, and (iii) liabilities incurred in the financing or equipment and other personal property used exclusively at the Property or the Additional Properties, secured solely by such equipment or personal property being financed, not to exceed at any one time two percent (2%) of the Release Amount for the Property;

          (xxi) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

          (xxii) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

          (xxiii)     has allocated and will allocate fairly and
reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an affiliate;

          (xxiv) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationary, invoices, and checks utilized by the Special Purpose Bankruptcy Remote Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Bankruptcy Remote Entity's agent;

          (xxv) has not pledged and will not pledge its assets for the benefit of any other Person;

          (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name;

          (xxvii)     has maintained and will maintain its assets in such
a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

          (xxviii)    has not made and will not make loans to any Person
or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

          (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

          (xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and (B) in connection with the Loan Agreement;

          (xxxi) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

          (xxxii)     if such entity is a corporation, it is required to
consider the interests of its creditors in connection with all corporate actions;

          (xxxiii)    does not and will not have any of its obligations
guaranteed by any Affiliate except as contemplated herein; and

          (xxxiv)     has complied and will comply with all of the terms
and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

           (b) The representations and warranties set forth in Section 8.28(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

          Section 8.29Management Agreement.

           (a) Borrower shall not (i) and shall not permit (if within its powers under the Operating Lease) Operating Lessee to, enter into any agreement relating to the management or operation of the Property with Manager or any other party without the express written consent of Lender, which consent shall not be unreasonably withheld, nor (ii) grant any form of non-disturbance to any property manager engaged by the Operating Lessee for the management or the operation of the Property without the express written consent of Lender, which consent (A) shall not be unreasonably withheld or delayed, and (B) except with respect to a new manager or the grant of non-disturbance, shall be deemed granted in the event that Lender does not respond within fifteen (15) days after receiving a request for such consent together with all supporting materials reasonably requested by Lender; provided, however, with respect to a new manager, or the grant of non-disturbance, such consent may be conditioned upon Borrower delivering evidence in writing from the applicable Rating Agencies to the effect that such new manager and management agreement or non-disturbance will not result in a downgrade, withdrawal or qualification of the respective ratings then in effect for any Securities issued in connection with a Securitization. At the request of Lender, Borrower shall, or shall use commercially reasonable efforts to cause Operating Lessee, to deliver to Lender copies of such information that Borrower, or Operating Lessee, as applicable, is entitled to receive under the management agreement, including, without limitation, any financial reporting.

           (b) Borrower, upon the request of Lender (and with respect to the Operating Lease in effect as of the date hereof, to the extent that Borrower is empowered to do so under such Operating Lease), shall terminate any Manager designated by Lender, without penalty or fee, if at any time during the Loan (i) such Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there is continuing an Event of Default, or (iii) the Anticipated Payment Date has occurred and the Loan has not been repaid. The Management Agreement entered into by Borrower shall provide that such Manager may be terminated, without penalty or fee, upon the occurrence of any of the foregoing. At such time as the Manager may be removed, a replacement manager acceptable to Lender and the applicable Rating Agencies in their sole discretion shall assume management of the Properties and shall receive a property management fee not to exceed then current market rates.

          Section 8.30Operating Leases.

           (a) The Operating Lease, pursuant to which the Operating Lessee operates the Property as a hotel, is in full force and effect and there is no material default, breach or violation existing thereunder by Borrower or to the best of Borrower's knowledge, any other party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The Operating Lease Rent, and the terms and provisions of the Operating Lease, are subordinate to this Agreement, the Mortgage and the Second Mortgage. Subject to the terms of Section 10.14 hereof, any new Operating Lease or Operating Lessee shall be approved or disapproved by Lender in its reasonable discretion within fifteen (15) Business Days of Lender's receipt thereof together with all supporting materials reasonably requested by Lender in order to make such determination, and with respect to a new Operating Lease or Operating Lessee, such consent may be conditioned upon Borrower delivering evidence in writing from the applicable Rating Agencies to the effect that such new Operating Lease and/or Operating Lessee will not result in a downgrade, withdrawal or qualification of the respective ratings then in effect for any Securities issued in connection with a
Securitization.   Borrower shall send any request for Lender's approval of
a new Operating Lease in an envelope labeled "PRIORITY" and shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS OF RECEIPT OF THIS REQUEST PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." If at any time Lender consents to the appointment of a new Operating Lessee, such new Operating Lessee and Borrower shall, as a condition of Lender's consent, execute a subordination agreement reasonably satisfactory to Lender in form and substance. In the event that Lender approves a new operating lease with a Person other than Operating Lessee, on substantially the same terms (or terms more favorable to Borrower) as the existing Operating Lease, then Lender hereby agrees to enter into a subordination agreement with such person in form and substance substantially similar to the Subordination Agreement.

           (b) Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, nor the exercise of any remedies by Lender, will adversely affect Borrower's rights under the Operating Lease or any of the Licenses.

          Section 8.31Investment Company Act. The Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the mean of the Public Utility Holding Company Act of 1935, as amended; or
(c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          Section 8.32Leases. Except as expressly disclosed in Schedule IV attached hereto, Borrower is not a party, either directly or as a successor or assignee, to any Leases other than the Operating Lease.

          Section 8.33SPE Compliance. (i) All of the assumptions made in that certain substantive non-consolidation opinion letter dated the date hereof, delivered by Borrower's counsel in connection with the Loan (the "Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion. Each entity other than the Borrower with respect to which an assumption is made in the Insolvency Opinion has complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion and (ii) all the representations and warranties set forth in
Section 8.28 hereof are true and correct.

          Section 8.34Ground Lease Representations and Warranties. Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

           (a) A memorandum of the Ground Lease has been duly recorded, the Ground Lease permits the interest of Borrower to be encumbered by a mortgage or the Ground Lessor has approved and consented to the encumbrance of the Property by the Mortgage and the Second Mortgage and there have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded. The Ground Lease may not be canceled, terminated, surrendered or amended without the prior written consent of Lender.

           (b) Except for the Permitted Encumbrances, Borrower's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage other than the Ground Lessor's related fee interest.

           (c) Borrower's interest in the Ground Lease is assignable to Lender upon notice to, but without the consent of, the Ground Lessor (or, if any such consent is required, it has been obtained prior to the Closing
Date). The Ground Lease is further assignable by Lender, its successors and assigns without Ground Lessor's consent.

           (d) As of the date hereof, the Ground Lease is in full force and effect and no default beyond applicable notice of grace periods has occurred and is continuing under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

           (e) The Ground Lease requires the Ground Lessor to give notice of any default by Borrower to Lender. The Ground Lease, or an estoppel letter received by Lender from Ground Lessor, further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

           (f) Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any of the default before the landlord thereunder may terminate the Ground Lease.

           (g) The Ground Lease has a term which extends, including renewals exercisable at the option of Borrower, not less than ten (10) years beyond the Maturity Date. During the term of the Loan, Borrower shall exercise any renewal options to extend the Ground Lease in accordance with the terms and conditions thereof.

           (h) The Ground Lease requires Ground Lessor to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

           (i) Under the terms of the Ground Lease and the Mortgage, taken together, any related insurance and Borrower's interest in the condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

           (j) The Ground Lease does not impose any restrictions on subleasing.

          Section 8.35Intentionally Deleted.

          Section 8.36Parking Agreements.   Borrower hereby represents
warrants, covenants and agrees that (a) the Parking Agreements are valid and in full force and effect, (b) the Parking Agreements are in writing and there are no oral agreements with respect thereto, (c) the copies of the Parking Agreements delivered to Lender are true and complete, (d) none of the parties thereto are in material default under the Parking Agreements,
(e) Borrower has no knowledge of any notice of termination or default with respect to the Parking Agreements, (f) Borrower shall perform all of the obligations which Borrower is required to perform under the Parking Agreements, (g) Borrower shall enforce, in a commercially reasonable manner, the obligations to be performed by the parties to the Parking Agreements other than Borrower, (h) Borrower shall promptly furnish to Lender any notice delivered by any party under the Parking Agreements, (i) Borrower shall not further assign or encumber the Parking Agreements, (j) Borrower shall not, except with Lender's prior written consent (not to be unreasonably withheld, conditioned or delayed) (A) cancel or accept any surrender or termination of the Parking Agreements or (B) amend or modify any term of the Parking Agreements, and (k) Borrower shall, at the request of Lender, to the extent Borrower is permitted under the Parking Agreements, exercise any options to extend the Parking Agreements in accordance with the terms and conditions thereof.


                              ARTICLE IX

                          FINANCIAL REPORTING

          Section 9.1 Financial Statements.

           (a) Obligations of Borrower. Borrower will keep and maintain or will cause to be kept and maintained, in accordance with generally accepted accounting principles and USAH proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Operating Lessee, all items of income and expense in connection with the operation on an individual basis of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower, and as permitted under the Operating Lease to examine such books, records and accounts at the office of Borrower, Operating Lessee or other Person maintaining such books, records and accounts and, at Lender's cost and expense, to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be reasonably necessary or appropriate in the protection of Lender's interest.

           (b) Monthly Reports. Within ten (10) days of receipt, for so long as the Operating Lease shall remain in effect, Borrower will deliver to Lender the monthly reports furnished to Borrower by the Operating Lessee pursuant to the terms of the Operating Lease in a form substantially similar to the form attached hereto as Exhibit B. In the event that the Operating Lease is no longer in effect, within forty-five (45) days after the end of each calendar month, Borrower shall furnish to Lender a monthly report in a form substantially similar to the form attached hereto as Exhibit B.

           (c) Quarterly Reports. Within sixty (60) days after the end of each calendar quarter, Borrower shall furnish or cause Operating Lessee to furnish, to Lender a detailed operating statement for the Borrower (showing quarterly activity and year-to-date) containing a statement of income and cash flow together with a balance sheet of Borrower for the calendar quarter just ended. Borrower's quarterly statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar quarter, and (ii) a certificate executed by an officer of Borrower or the general partner of Borrower stating that each such quarterly statement presents fairly the financial condition and the results of operations of the Borrower and has been prepared in accordance with general accepted accounting principles.

           (d) Annual Reports. Within one-hundred twenty (120) days after the end of each calendar year, Borrower will furnish to Lender a complete copy of Borrower's and Operating Lessee's (as required pursuant to the terms of the Operating Lease) annual financial statements audited by a "big five" accounting firm or other independent certified public accountant acceptable to Lender in accordance with generally accepted accounting principles for such calendar year which financial statements shall contain a balance sheet and a detailed operating statement stating net cash flow. Borrower's annual financial statements shall be accompanied by (i) a certificate executed by an officer of Borrower or the general partner of Borrower stating that each such annual financial statement presents fairly the financial condition and the results of operations of the Borrower and the Property and has been prepared in accordance with general accepted accounting principles, and (ii) an unqualified opinion of a "big five" accounting firm or other independent certified public accountant reasonably acceptable to Lender.

           (e) Certification; Supporting Documentation. Each such financial statement shall be in scope and detail reasonably satisfactory to Lender and certified by an officer of Borrower with sufficient knowledge thereof; provided, however, that such certification shall be qualified to the best of such representative's knowledge in the event that such statement was prepared by the Operating Lessee pursuant to the terms of the Operating Lease.

           (f) Additional Reports. Borrower shall deliver to Lender as soon as reasonably available but in no event later than thirty (30) days after such items become available to Borrower in final form:

          (i) copies of any final engineering or environmental reports prepared for Borrower or the Operating Lessee with respect to the Property;

          (ii) a copy of any notice received by Borrower from any environmental authority having jurisdiction over the Property with respect to a condition existing or alleged to exist or emanate from or at the Property;

          (iii) copies of any financial statements and reports required to be delivered to Borrower by the Operating Lessee pursuant to the Operating Lease.

          Section 9.2 Accounting Principles. All financial statements shall be prepared in accordance with generally accepted accounting principles in the United States of America as in effect on the date so indicated and consistently applied and the USAH (or such other accounting basis reasonably acceptable for Lender).

          Section 9.3 Other Information; Access. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Property within 30 days after Lender's reasonable request therefor. Borrower shall permit Lender to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expenses of the Property.

          Section 9.4 Format of Delivery. Any reports, statements or other information required to be delivered under this Agreement shall be delivered in paper form.

                               ARTICLE X

                               COVENANTS

           Borrower covenants and agrees with Lender as follows:

          Section 10.1Due on Sale and Encumbrance; Transfers of
Interests. Subject to Section 3.9 of the Mortgage, without the prior written consent of Lender, neither Borrower nor any other Person having an ownership or beneficial interest in Borrower shall sell, transfer, convey, mortgage, pledge, or assign any interest in the Property or any part thereof or further encumber, alienate, grant a Lien or grant any other interest in any of the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage.

          Section 10.2Taxes; Utility Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges (the "Taxes") that may become a Lien upon the Property or become payable during the term of the Loan; provided, however, Borrower may contest the validity of Taxes so long as (a) Borrower notifies Lender that it intends to contest such Taxes, (b) Borrower provides Lender with an indemnity, bond or other security reasonably satisfactory to Lender assuring the discharge of Borrower's obligations for such Taxes, including interest and penalties, to the extent that the amount in question (together with all interest, penalties and fees to accrue thereon) plus the next installment of Taxes (then or subsequently to be paid) exceeds the amounts escrowed with Lender and attributable to the payment of Taxes for the Property pursuant to
Section 5.4 hereof, (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Property is scheduled to be sold for non-payment, (d) Borrower promptly upon final determination thereof pay the amount of any such Taxes, together with all costs, interest and penalties which may be payable in connection therewith, and (e) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such Taxes notwithstanding such contest if, in the reasonable opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Lender may pay over any cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established. Borrower's compliance with Section 5.4 of this Agreement relating to impounds for Taxes shall, with respect to payment of such Taxes, be deemed compliance with this Section 10.2. Borrower shall not suffer or permit the joint assessment of the Property with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall promptly pay for all utility services provided to the Property.

          Section 10.3Operating Lease. The Borrower shall hold and maintain, or cause Operating Lessee to hold and maintain, all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the Operating Lease.

          Section 10.4Operation; Maintenance; Inspection. Borrower shall observe and comply, or cause Operating Lessee to observe and comply, with all legal requirements applicable to the ownership, use and operation of the Property. Borrower shall maintain, or cause Operating Lessee to maintain, the Property in good condition and promptly repair any damage or casualty. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Property and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Property or violate the terms and conditions of the Operating Lease.

          Section 10.5Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Property for the purpose of taxation, (b) affecting any Lien on the Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be due and payable within ninety
(90) days after demand by Lender.

          Section 10.6Legal Existence; Name, Etc. Borrower and each SPC Party shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Property. Except as permitted by the Loan Documents, neither Borrower nor any general partner or managing member of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, Lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so. Borrower shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower
(a) shall have obtained the prior written consent of Lender to such change, and (b) shall have taken all actions reasonably necessary or reasonably requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

          Section 10.7Further Assurances.  Borrower shall promptly
(a) cure any defects in the execution and delivery of the Loan Documents, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Borrower grants Lender an irrevocable power of attorney coupled with an interest for the purpose of perfecting any and all rights available to Lender under the Loan Documents, at law and in equity, including without limitation such rights available to Lender pursuant to this Section 10.7; provided, however, that Lender will not exercise such power of attorney until the expiration of fifteen (15) days after Lender delivers to Borrower notice of Lender's intention to exercise such power of attorney.

          Section 10.8Estoppel Certificates.

           (a) Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

           (b) Lender, within ten (10) days after request, shall furnish to Borrower a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment on the Loan and the date to which interest has been paid.

          Section 10.9Notice of Certain Events. Borrower shall promptly notify Lender of (a) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default; (b) any notice of default received by Borrower under other obligations relating to the Property and otherwise material to Borrower's business; and (c) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Property.

          Section 10.10Indemnification. Borrower shall protect, defend, indemnify and save harmless Lender its shareholders, directors, officers, employees and agents from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender (except for events caused by the gross negligence of Lender and arising after the date that Lender takes title and actual possession of the Property pursuant to a foreclosure or deed-in-lieu thereof) by reason of (a) ownership of the Mortgage, the Property or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; and (e) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made. Any amounts payable to Lender by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

          Section 10.11Payment for Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interest hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Encumbrances; provided, however, Borrower may contest the validity of such bills and costs so long as (a) Borrower notifies Lender that it intends to contest such bills and costs, (b) Borrower provides Lender with an indemnity, bond or other security reasonably satisfactory to Lender assuring the discharge of Borrower's obligations for such bills and costs, including interest and penalties, to the extent that the amount in question exceeds amounts already escrowed with Lender specifically for the related labor and/or materials provided to Borrower and/or the Property and the payment of any reasonably foreseeable related interest, costs or fees in connection therewith, provided, that, in the event that the amount in question is less than $50,000.00, such security shall take the form of an indemnity from the Borrower and Joinder Party in form and substance reasonably acceptable to Lender, (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Anticipated Payment Date or the date on which the Property is scheduled to be sold for non-payment, (d) Borrower promptly upon final determination thereof pays the amount of any such bills and costs, together with all costs, interest and penalties which may be payable in connection therewith;

and (e) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such bills and costs notwithstanding such contest if, in the reasonable opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

          Section 10.12Alterations. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements on the Property that are reasonably likely to have a material adverse effect on Borrower's financial condition, the use, operation or value of the Property or the Net Operating Income with respect to the Property, other than alterations performed in connection with the restoration of the Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement, provided, that, (a) Lender shall respond to Borrower's request for consent to a proposed alteration within fifteen (15) days after receiving such request together with all supporting materials reasonably requested by Lender, and (b) such consent shall not be unreasonably withheld conditioned or delayed. If the total unpaid amounts due and payable with respect to alterations to the Improvements shall at any time exceed $750,000 (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (1) cash, (2) U.S. Obligations, (3) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (4) a completion bond or irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and may be reduced from time to time by the cost estimated by Lender to terminate any of the alterations and restore the Property to the extent necessary to prevent any material adverse effect on the use, operation or value of the Property or the Net Operating Income with respect to the Property.

          Section 10.13Handicapped Access.

           (a) Borrower agrees that the Property shall at all times materially comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

           (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender, which are not to be unreasonably withheld, delayed or conditioned. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Lender.

           (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          Section 10.14Certain Hotel/Operating Lease Covenants. Borrower further covenants and agrees with Lender as follows:

           (a) Borrower shall cause the hotel located on the Property to be operated pursuant to the Operating Lease and the Management Agreement.

           (b)   Borrower shall:

          (i) to the extent that Borrower has the right or ability to do so pursuant to any document or other agreement, not permit the termination, extension or modification or entering into of any Operating Lease or Management Agreement without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed;

          (ii) notify Lender of any default under the Operating Lease or Management Agreement of which it is aware within three (3) Business Days after receiving notice of such default;

          (iii) deliver to Lender a copy of each monthly financial statement, final business plan, final capital expenditures plan, notice, report (if any) and estimate (if any) received by it under the Operating Lease or Management Agreement within three (3) Business Days after receiving such items;

          (iv) to the extent that Borrower has the right or ability to do so pursuant to any document or other agreement, enforce, in a commercially reasonable manner, the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Operating Lessee under each Operating Lease and the Manager under each Management Agreement within three (3) Business Days after becoming aware of a violation of such covenants or agreements; and

          (v) not change or alter, or permit the changing or altering of, the brand-name hotel at the Property without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

           (c) Notwithstanding anything herein to the contrary, Borrower may, without the consent of Lender, renew or extend the Operating Lease only with Operating Lessee on substantially the same terms (or terms more favorable to Borrower) as the existing Operating Lease.

          Section 10.15The Ground Lease. The provisions of Section 3.10 of the Mortgage are hereby incorporated herein by this reference, mutatis mutandis, as if such Section was set forth herein in full.

          Section 10.16O & M Agreement. Borrower will maintain, or cause to be maintained, in conformity with all applicable laws, rules and regulations regarding any materials containing asbestos located at the Property and will comply with the O&M Agreement.

                              ARTICLE XI

                           EVENTS OF DEFAULT

           Each of the following shall constitute a default (each, an "Event of Default") under the Loan:

          Section 11.1Payments. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days of (and including) the day it is due, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

          Section 11.2Insurance. Borrower's failure to maintain insurance as required under Section 5.1 of this Agreement.

          Section 11.3Single Purpose Entity. If Borrower breaches any of its covenants contained in Section 8.28 or 8.33 hereof.

          Section 11.4Insolvency Opinion. If any of the assumptions contained in the Insolvency Opinion, or any Additional Insolvency Opinion is or shall become untrue in any material respect.

          Section 11.5Taxes. If any of the Taxes are not paid when the same are due and payable (subject to Borrower's right to contest Taxes pursuant to Section 10.2 hereof).

          Section 11.6Sale, Encumbrance, Etc. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Property, or any interest therein, or of any interest in Borrower, in violation of the Mortgage or the Second Mortgage.

          Section 11.7Representations and Warranties. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

          Section 11.8Additional Loan. Any Event of Default as defined under the Additional Loan.

          Section 11.9Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party or any other Person having an ownership or security interest in the Property (each, a "Bankruptcy Party") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 90 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

          Section 11.10Voluntary Petitions, Etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing;

          Section 11.11Covenants. Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents and not specified above in Sections 11.1 to 11.10, or below in Sections 11.12 to 11.15, and the continuance of such failure for thirty (30) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within thirty (30) days; (c) Borrower is diligently undertaking to cure such default; and (d) if reasonably requested by Lender, Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure.

          Section 11.12Operating Lease.

           (a) If there is a material default by Borrower under the Operating Lease beyond any applicable notice and cure period; or (b) if the Operating Lease is amended, modified or terminated in violation of Section
10.14 hereof.

          Section 11.13Management Agreement.

           (a) If there is a material default by the Borrower or the Operating Lessee under the Management Agreement (i) which is not cured by Borrower or (ii) which Borrower is not enforcing its rights under the Operating Lease with respect thereto; or (b) if the Management Agreement is amended, modified, terminated or entered into in violation of Section 8.29 hereof.

          Section 11.14Ground Lease Rent. If the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable is not made by Borrower, Operating Lessee or Manager.

          Section 11.15Ground Lease Default. If there shall occur any material default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed, and said default is not cured within fifteen (15) days prior to the expiration of any applicable grace period therein provided, or if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the landlord under the Ground Lease or which would entitle the Ground Lessor to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder, or if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the written consent of Lender.

                              ARTICLE XII

                               REMEDIES

          Section 12.1Remedies - Insolvency Events. Upon or during the occurrence of any Event of Default described in Section 11.9 or 11.10, all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower.

          Section 12.2Remedies - Other Events.

           (a) Except as set forth in Section 12.1 above, while any Event of Default exists, Lender may (i) declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, and (ii) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

           (b) Subject to Section 13.1 hereof, with respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgage or the Second Mortgage in any manner and for any amounts secured by the Mortgage or the Second Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage or the Second Mortgage to secure payment of sums secured by the Mortgage or the Second Mortgage and not previously recovered.

           (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three
(3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.

          Section 12.3Lender's Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Property for such purpose and to take all such action thereon and with respect to the Property as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Property, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 12.3; provided, however, that Borrower shall not be liable under such indemnification to the extent such losses, expenses, damages, claims and causes of action result solely from Lender's gross negligence or willful misconduct and arise after the point in time that Lender takes title and actual possession of the Property. All sums paid by Lender pursuant to this Section 12.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

          Section 12.4Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

           (a) The Borrower acknowledges that Lender has made the Loan and the Additional Loan to the Borrower upon the security of the collective interest in the Property and the Additional Property of the Borrower, and in reliance upon the aggregate of the Property and the Additional Property taken together being of greater value as collateral security than the sum of the Property and the Additional Property taken separately. The Borrower agrees that the Loan is and will be cross-collateralized and cross-defaulted with the Additional Loan so that (i) an Event of Default under the Mortgage shall constitute an Event of Default with respect to the deed of trust executed in connection with the Additional Loan and an Event of Default under any of such other deed of trust executed in connection with the Additional Loan shall be an Event of Default under the Mortgage; and
(ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under the Additional Loan and an Event of Default under the Additional Loan shall constitute an Event of Default under the Note and this Loan Agreement.

           (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage or the Second Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

                             ARTICLE XIII

                       LIMITATIONS ON LIABILITY

          Section 13.1Limitation on Liability. Except as provided below, none of Borrower, any partner of Borrower, any partner, member, shareholder, director, officer, employee or agent of Borrower or of any such partner, and any legal representative, heir, estate, successor or assign of any of the foregoing, shall be personally liable for amounts due under the Loan Documents. Borrower, but not any partner, member, shareholder, director, officer, employee or agent of Borrower or any such partner, shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender because of: (a) Borrower's commission of a criminal act; (b) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Property, any other collateral, or any direct or indirect ownership interest in Borrower; (c) the misapplication by Borrower or any Borrower Party of any funds derived from the Property, including security deposits, insurance proceeds and condemnation awards; (d) the fraud or intentional misrepresentation by Borrower or any Borrower Party now or hereafter made in or in connection with the Loan Documents or the Loan including any statements or certificates delivered under the Loan Documents;
(e) Borrower's collection of rents more than one month in advance (except for bona fide security deposits under the Operating Lease) or entering into or modifying Leases, or receipt of monies by Borrower or any Borrower Party in connection with the modification of any Leases, in violation of this Agreement or any of the other Loan Documents; (f) Borrower's failure to apply proceeds of rents or any other payments in respect of the Leases and other income of the Property or any other collateral to the costs of maintenance and operation of the Property and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents; (g) Borrower's interference with Lender's exercise of rights under the Assignment of Leases and Rents; (h) Borrower's failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting the Property; (i) waste to the Property caused by the intentional acts or omissions of Borrower, its agents, employees, or contractors; (j) Borrower's obligations with respect to environmental matters under Article 6; (k) Borrower's failure to pay for any loss, liability or expense (including reasonable attorneys' fees) incurred by Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Agreement or the transactions contemplated by the Loan Documents establishes a joint venture, partnership or other similar arrangement between Borrower and Lender; (l) any brokerage commission or finder's fees claimed in connection with the transactions contemplated by the Loan Documents or (m) Borrower's indemnification of Lender set forth in Section 14.2 hereafter.

           Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or the Second Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower, but not any partner, member, shareholder, director, officer, employee or agent of Borrower or any such partner, in the event that: (A) there is a default under Section 11.10 hereof; (B) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property in violation of the Loan Documents; or (C) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Loan Documents.

          Section 13.2Limitation on Liability of Lender's Officers, Employees, Etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender's interest in the Property only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.


                              ARTICLE XIV

                            SECURITIZATION

          Section 14.1Securitization.

           At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement and to the extent readily available to Borrower at no third-party cost, Borrower shall, subject to the provisions of clause (b) hereof, use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgage, including, without limitation, to:

(a)  (i)   provide such financial and other information with respect to the Property, the Borrower, the Operating Partnership, the Operating Lessee and the Manager,

          (ii)   provide budgets relating to the Property, and

          (iii) to, upon ten (10) days' prior written notice to Borrower, perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Securitization Information"), which items described in this subsection
(iii) shall be at the cost of Lender, together, if customary, with appropriate verification and/or consents of the Securitization Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to the Lender and the Rating Agencies;

           (b) execute such amendments to the Loan Documents and organizational documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan, or (iii) otherwise materially reduce Borrower's rights or materially increase its obligations under the Loan Documents.

           All reasonable third party costs and expenses incurred by Lender in connection with Borrower's complying with requests made under this Section 14.1, including, without limitation, costs incurred in connection with the Securitization Information, shall be paid by the Lender; provided, that, Borrower shall be responsible for all costs and expenses incurred by Borrower in complying with such requests, including without limitation (i) any costs and expenses incurred by Borrower in compiling the Securitization Information (except as set forth in clause (a)
(iii) above) or financial statements, and (ii) Borrower's attorney's fees.

          Section 14.2Securitization Indemnification.

           (a) Borrower understands that certain of the Securitization Information and the financial reports relating to the Property may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, an "Offering Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Offering Document is required to be revised prior to the sale of all Securities, the Borrower will cooperate with the holder of the Note in updating the Offering Document by providing all current information reasonably necessary, but at no out-of-pocket cost to Borrower, to keep the Offering Document accurate and complete in all material respects.

           (b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, upon receipt by Borrower of a copy of such memorandum and/or prospectus, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable (such review being limited to those sections of the memorandum or prospectus, as applicable, requested by Lender in writing; provided, however, that, Borrower shall not be responsible for any information supplied by third parties nor shall Borrower be responsible for statistical or numerical information contained therein) and the sections reviewed by Borrower do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 14.2, Lender hereunder shall include its officers and directors), any affiliate of Lender that has filed or may file the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and Lender, each of its directors and each person who controls Lender within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections for which Borrower is responsible or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections for which Borrower is responsible or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender and the Underwriter Group for any legal or other expenses reasonably incurred by Lender in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, in connection with financial statements of Borrower, operating statements, environmental site assessment reports and property condition reports with respect to the Property, and only if such sections are not materially revised after Borrower's review of same. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

           (c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, and the Underwriter Group for Liabilities to which Lender, or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Securitization Information or financial reports relating to the Property a material fact required to be stated in the Securitization Information or financial reports relating to the Property in order to make the statements in the Securitization Information or financial reports relating to the Property, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender or the Underwriter Group for any legal or other expenses reasonably incurred by Lender or the Underwriter Group in connection with defending or investigating the Liabilities.

           (d)   Promptly after receipt by an indemnified party under this
Section 14.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 14.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 14.2 the indemnifying party shall be responsible for any reasonable legal or other reasonable expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

           (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 14.2(b) or (c) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 14.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.

           (f) The liabilities and obligations of both Borrower and Lender under this Section 14.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

          Section 14.3Servicer. At the option of Lender and at no cost to Borrower, the Loan may be serviced by a Servicer/Trustee ("Servicer") selected by Lender. Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement ("Servicing Agreement") between Lender and Servicer.

          Section 14.4Uncrossing the Loan and the Additional Loan. At the election of Lender in its sole discretion, the Loan and the Additional Loan will no longer be cross-collateralized or cross-defaulted with each other. Borrower, at Lender's sole cost and expense, hereby agrees to form a new Single Purpose Bankruptcy Remote Entity borrower and to deliver to Lender to effectuate such un-crossing of the Loan, and the Additional Loan, as reasonably requested by Lender, (a) additional executed documents, or amendments and modifications to the Loan Documents, (b) new opinions or updates to the opinions delivered to Lender in connection with the closing of the Loan, (c) endorsements and/or updates to the title insurance policy delivered to Lender in connection with the closing of the Loan, and (d) any other certificates, instruments and documentation reasonably determined by Lender as necessary or appropriate to such uncrossing (the items described in subsections (a) through (d) collectively hereinafter referred to as the "Severing Documentation"), which Severing Documentation shall be acceptable to Lender in form and substance in its reasonable discretion. Borrower hereby covenants and agrees to be responsible for Borrower's attorney's fees incurred in connection with the preparation and delivery of the Severing Documentation and the effectuation of the uncrossing of the Loan from the Additional Loan. Borrower hereby acknowledges and agrees that upon such uncrossing of the Loan and the Additional Loan, Lender may effect, in its sole discretion, one or more Securitizations of which the Loan and/or the Additional Loan may be a part. Borrower and Lender hereby acknowledge and agree that upon the uncrossing of the Loan from all of the Additional Loan (i.e., the Loan being then a "stand alone" Loan), the Severing Documentation shall, include an amendment to this Agreement replacing the definition of "Adjusted Release Amount" to read "means the outstanding principal balance of the Loan."


                              ARTICLE XV

                             MISCELLANEOUS

          Section 15.1Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 15.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

     If to Borrower:  c/o LaSalle Hotel Properties
                      1401 Eye Street, NW
                      Washington, DC 20005
                      Attention:  Mr. Hans Weger
                      Telecopy:  (202) 222-2653

     With a copy to:  Brown & Wood LLP
                      One World Trade Center
                      New York, N.Y. 10048-0557
                      Attention:  Michael F. Taylor, Esq.
                      Telecopy:   (212) 839-5599

     If to Lender:    General Electric Capital Corporation
                      c/o GE Capital Loan Servicing, Inc.
                      363 North Sam Houston Parkway East, Suite 1200
                      Houston, Texas 77060
                      Attention:  Legal Department
                      Telecopy:   (281) 405-7153

     With a copy to:  General Electric Capital Corporation
                      92 Long Ridge Road
                      Stamford, Connecticut 06927
                      Attention:  Paul Mundinger, Esq.
                      Telecopy:   (203) 357-6364

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

          Section 15.2Amendments and Waivers. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

          Section 15.3Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof; and (b) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note. The terms and provisions of this Section 15.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

          Section 15.4Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

          Section 15.5Reimbursement of Expenses. Borrower shall pay all reasonable expenses incurred by Lender in connection with the Loan, including reasonable fees and expenses of Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower shall pay all expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto.

Borrower shall, upon request, promptly reimburse Lender for all reasonable amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to the Property (by litigation or other proceedings), which amounts will include all court costs, reasonable attorneys' fees and expenses, reasonable fees of auditors and accountants, and reasonable investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

          Section 15.6Approvals; Third Parties; Conditions. All approval rights retained or exercised by Lender with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

          Section 15.7Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Property in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Property or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (b) Lender shall in no event be liable for any debts, expenses or losses incurred or sustained by Borrower unless such debts, expenses or losses are caused solely by Lender's gross negligence or willful misconduct; and (c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Property in Lender, or any sharing of liabilities, losses, costs or expenses.

          Section 15.8Time of the Essence. Time is of the essence with respect to this Agreement.

          Section 15.9Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns of Lender and Borrower, provided that, except as permitted under the Loan Documents, neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

          Section 15.10Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

          Section 15.11Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

          Section 15.12Cumulative Rights; Joint and Several Liability. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. If more than one person or entity has executed this Agreement as "Borrower," the obligations of all such persons or entities hereunder shall be joint and several.

          Section 15.13Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

          Section 15.14Phrases. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

          Section 15.15Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

          Section 15.16Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          Section 15.17Promotional Material. Lender may issue press releases, advertisements and other promotional materials in connection with its respective promotional and marketing activities, and such materials may describe the Loan in general terms or in detail. All references to Lender or the REIT or the Operating Partnership contained in any press release, advertisement or promotional material issued by Lender or Borrower shall be approved in writing by Lender or Borrower shall be approved in writing by the other party in advance of issuance, which approval shall not be unreasonably withheld, delayed or conditioned. The provisions of this
Section 15.17 shall not, however, apply in any respect to references or descriptions in disclosure, presentations or promotional material by Lender or any other Person made in connection with a Securitization or any other sale or marketing of the Loan for which no consent is required by Borrower or any other Person.

          Section 15.18Survival. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 6), and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Property to any party, whether or not an Affiliate of Borrower.

          Section 15.19WAIVER OF JURY TRIAL.  BORROWER HEREBY AGREES NOT
TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

          Section 15.20Waiver of Punitive or Consequential Damages. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

          Section 15.21Governing Law.

           (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

           (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT BROWN &WOOD LLP AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 15.22Entire Agreement.  This Agreement and the other
Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
There are no unwritten oral agreements between the parties.

          Section 15.23Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

          Section 15.24Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 15.24 shall survive the expiration and termination of this Agreement and the payment of the Debt.

          Section 15.25Conflicts. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.


           EXECUTED as of the date first written above.

                      LENDER:     GENERAL ELECTRIC CAPITAL
                                  CORPORATION, a New York corporation

                                  By:  /s/ Peter Tzelios
                                       ------------------------------

                                  Name:Peter Tzelios
                                       ------------------------------

                                  Title: Authorized Signatory
                                       ------------------------------


                      BORROWER:   LHO FINANCING PARTNERSHIP I, L.P.,
                                  a Delaware limited partnership

                                  By:  LHO Financing, Inc.,
                                       a Delaware corporation

                                       By:   /s/ Hans Weger
                                             ------------------------

                                       Name: Hans Weger
                                             ------------------------

                                       Title: Chief Financial Officer
                                             ------------------------

                                JOINDER
                                -------

           By executing this Joinder (the "Joinder"), the undersigned ("Joinder Party") guarantees the performance by Borrower of all obligations and liabilities for which Borrower is personally liable under Section 13.1 of this Agreement. This Joinder is a guaranty of full and complete payment and performance and not of collectibility.

           1. Waivers. To the fullest extent permitted by applicable law, the Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

           (a) the unenforceability of any Loan Document against Borrower and/or any guarantor or the Joinder Party;

           (b) any release or other action or inaction taken by Lender with respect to the collateral, the Loan, Borrower, any guarantor and/or the Joinder Party, whether or not the same may impair or destroy any subrogation rights of the Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

           (c) the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower, any guarantor and/or the Joinder Party;

           (d) any requirement that Lender provide notice to or obtain the Joinder Party's consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

           (e) any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

           (f)   any defense based on any statute of limitations;

           (g) any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party; and

           (h) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.

           2. Agreements. The Joinder Party further represents, warrants and agrees that:

           (a) The obligations under this Joinder are enforceable against Joinder Party and are not subject to any defenses, offsets or counterclaims;

           (b) The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

           (c) Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower, any guarantor or the Joinder Party, (iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and
(iv) release Borrower, any guarantor or the Joinder Party from liability, all without notice to or consent of the Joinder Party (or other Joinder Party) and without affecting the obligations of the Joinder Party hereunder;

           (d) The Joinder Party covenants and agrees to furnish to Lender, within ninety (90) days after the end of each calendar year, a current (as of the end of such calendar year) balance sheet of the Joinder Party, in scope and detail reasonably satisfactory to Lender, certified by an officer of the Joinder Party and, if required by Lender, prepared on a review basis and certified by an independent public accountant reasonably satisfactory to Lender; and

           (e) To the maximum extent permitted by law, the Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into this Agreement.

           This Joinder shall be governed by the laws of the State of New
York.

           Executed as of July 29, 1999.




               [Signature appears on the following page]

                 JOINDER PARTY:   LASALLE HOTEL OPERATING PARTNERSHIP,
                                  a Delaware limited partnership


                                  By:  /s/ Hans Weger
                                       ------------------------------

                                  Name:Hans Weger
                                       ------------------------------

                                  Title: Chief Financial Officer
                                       ------------------------------